OPERATING AGREEMENT

                                       OF

                             FRONTIER CENTER ONE LLC

                                 By and Between

                            SHEA FRONTIER CENTER LLC

                                       and

                                 7001 TOWER, LLC

                                       and

                             FRONTIER AIRLINES, INC.



                                  May 10, 2000

                             Table of Contents                              Page


ARTICLE I         DEFINITIONS; INTERPRETATION..................................1
         1.1 Certain Definitions...............................................1
         1.2 Interpretation...................................................10
             (a)  Captions and Meanings.......................................10
             (b)  Extension to Business Day...................................11
             (c)  Monetary Amounts............................................11

ARTICLE II        FORMATION AND EXISTENCE.....................................11
         2.1 Formation; Preservation..........................................11
         2.2 Name; Transacting Business.......................................11
         2.3 Place of Business................................................11
         2.4 Registered Office and Registered Agent...........................11
         2.5 Term.............................................................11

ARTICLE III       PURPOSES AND POWERS.........................................12
         3.1 Purposes.........................................................12
         3.2 Powers...........................................................12

ARTICLE IV        CAPITAL CONTRIBUTIONS; LOANS; GUARANTEES....................12
         4.1 Capital Contributions............................................12
             (a)  General.....................................................12
             (b)  Initial Capital Contribution................................12
             (c)  Additional Capital Contributions............................12
             (d)  Additional Contribution for Frontier Incentive Payment......13
             (e)  Interest on and Return of Capital...........................13
         4.2 Project Financing................................................13
             (a)  Frontier Center One Financing...............................13
             (b)  Third-Party Financing.......................................13
         4.3 Other Loans......................................................14
         4.4 Guarantees, Indemnities, Etc.....................................14

ARTICLE V         CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS................14
         5.1 Capital Accounts Generally.......................................14
         5.2 Allocations for Book Purposes....................................15
             (a)  Operating Income and Loss...................................15
             (b)  Allocations of Gains........................................15
             (c)  Allocations of Losses.......................................15
             (d)  Special Allocations.........................................16

        (1)       Minimum Gain Chargeback.....................................16
        (2)       Member Minimum Gain Chargeback..............................16
        (3)       Qualified Income Offset.....................................16
        (4)       Member Nonrecourse Deductions...............................16
        (5)       Code Section 754 Adjustments................................16
        (6)       Curative Allocations........................................17
        (7)       Excess Nonrecourse Liabilities..............................17
        (8)       Allocations Relating to the Frontier Incentive Payment......17
        (9)       Allocations Relating to Frontier Operating Distributions....17

         5.3 Allocations for Tax Purposes.....................................17

         5.4 Distributions....................................................18

         5.5 Negative Capital Accounts........................................19

ARTICLE VI        MANAGEMENT..................................................19

         6.1 Manager..........................................................19

             (a)  Generally; Certain Powers...................................19
             (b)  Manager's Specific Duties...................................20

        (1)       Management Services.........................................20
        (2)       Development Services........................................20
        (3)       Construction of the Improvements............................20
        (4)       Property Management Services................................21
        (5)       Project Leasing Services....................................21
        (6)       Insurance...................................................21
        (7)       Employees; Legal Compliance.................................21

             (c)  Right to Rely on Manager; Attorney-in-Fact..................21
             (d)  Appointment, Resignation or Removal.........................21
             (e)  Manager Compensation........................................22
             (f)  Property Management Fee.....................................22
             (g)  Licensing...................................................22


         6.2 Major Decisions and Major Operating Decisions....................22

             (a)          Major Decisions.....................................22
             (b)          Major Operating Decisions...........................23

         6.3 Member Meetings and Voting.......................................24

         6.4 Member Compensation; Development Fee.............................24

         6.5 Management Relationships.........................................25

         6.6 Designated Representatives.......................................25

         6.7 Indemnification..................................................25

         6.8 Other Activities and Competition.................................26

             (a)  Other Activities............................................26
             (b)  Competition.................................................26

         6.9 Rights of the Frontier...........................................26

             (a)  Limitation of Rights........................................26
             (b)  Limitation of Duties........................................26
             (c)  Information.................................................27
             (d)  Event of Default............................................27

ARTICLE VII       BANK ACCOUNTS; BOOKS AND RECORDS; REPORTS; TAX MATTERS;
                  CONFIDENTIALITY.............................................27


         7.1 LLC Accounts.....................................................27

         7.2 Books and Records; Financial Statements..........................27

         7.3 Tax Matters......................................................28

             (a)  Partnership Treatment.......................................28
             (b)  Tax Returns and Elections...................................28
             (c)  Tax Matters Member..........................................28

         7.4 Regulatory Requirements..........................................29

ARTICLE VIII      ADMISSION AND WITHDRAWAL OF MEMBERS; TRANSFERS..............29

         8.1 Admission and Withdrawal of Members..............................29

             (a)  Admission...................................................29
             (b)  Withdrawal..................................................30

         8.2 Transfers of LLC Interests and Member Interests..................30

             (a)  Permitted Transfers.........................................30
             (b)  Void Transfers..............................................31

ARTICLE IX        PUT AND CALL; RIGHT OF FIRST OFFER..........................31

         9.1 Put/Call Offering Notice.........................................31

         9.2 Exercise of Put/Call.............................................31

             (a)  Exercise....................................................31
             (b)  Put/Call Offering Price.....................................32
             (c)  Exercise....................................................32
             (d)  Designee of Purchasing Member...............................32

         9.3 Put/Call Closing.................................................32

         9.4 Audit After Put/Call Closing; Final Settlement...................33

         9.5 Tax Returns......................................................33

         9.6 Right of FirstOffer..............................................33

ARTICLE X         DISSOLUTION; LIQUIDATION....................................35

        10.1 Dissolution; Liquidation.........................................35

             (a)  Members' Covenant...........................................35
             (b)  Dissolution.................................................35
             (c)  Liquidation; Liquidator.....................................35

        10.2 Final Payments and Distributions.................................36

             (a)  Application Priorities......................................36
             (b)  Distributions in Kind.......................................36

        10.3 Fillings.........................................................36

ARTICLE XI        DEFAULT; REMEDIES...........................................36

        11.1 Events of Default................................................37

        11.2 Remedies.........................................................37
             (a)  Remedies Generally..........................................37
             (b)  Indemnification.............................................37
             (c)  Arbitration.................................................37

        (1)       Location....................................................37
        (2)       Rules and Selection of Arbitrator...........................37
        (3)       Powers of Arbitrator........................................38
        (4)       Discovery and Rules of Evidence.............................38
        (5)       Timing......................................................38
        (6)       Transcript..................................................38
        (7)       Costs.......................................................38
        (8)       Reconsideration.............................................39
        (9)       Specific Enforcement........................................39
        (10)      Interest on Award...........................................39
        (11)      Extraordinary Remedies......................................39

             (d)  Limitation on Damages.......................................39

ARTICLE XII       MISCELLANEOUS...............................................39

        12.1 Press Releases and Confidentiality...............................39

        12.2 Notices..........................................................40

        12.3 Waivers..........................................................41

        12.4 Successors and Assigns; No Third-Party Beneficiaries.............41

        12.5 Waiver of Action for Partition...................................41

        12.6 Integration; Incorporation; Severability; Modifications..........41

        12.7 Negotiated Provisions............................................41

        12.8 Governing Law....................................................41

        12.9 Jurisdiction.....................................................41

       12.10 Waiver of Jury Trial.............................................41

       12.11 Costs of Legal Proceedings.......................................42

       12.12 Further Assurances...............................................42

       12.13 Counterparts.....................................................42

                                    EXHIBITS

Exhibit A         Developer's Pre-Development Work Product...................A-1
Exhibit B         Legal Description of the Land..............................B-1
Exhibit C         Owner's Pre-Development Work Product.......................C-1
Exhibit D         Initial Project Development Plan...........................D-1

                               OPERATING AGREEMENT

                                       OF

                             FRONTIER CENTER ONE LLC

This Operating Agreement (this "Agreement") is entered into as of May 10, 2000, by and between SHEA FRONTIER CENTER, LLC, a California limited liability company (the "Developer Member"), and 7001 TOWER, LLC, a Colorado limited liability company (the "Owner Member"), and FRONTIER AIRLINES, INC., a Colorado corporation ("Frontier").

                                   ARTICLE I
                           DEFINITIONS; INTERPRETATION

1.1 Certain Definitions. Unless the context otherwise requires, capitalized terms used herein without definition shall have the following respective meanings.


                  "AAA" means the American Arbitration Association.

                  "AAA Rules" means the Commercial Arbitration rules of the AAA.

                  "Act" means the Colorado Limited Liability Company Act and any successor statute, as amended from time to time.

                  "Additional Capital Contribution" shall mean any contribution to the capital of the LLC pursuant to Sections 4.1(c) and (d), but not including the Initial Capital Contribution.

                  "Adjusted Basis" means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale or other disposition of property.

                  "Adjusted Capital Account" means each Member's Capital Account determined as of the end of each Fiscal Year (a) increased by (i) the amount of any unpaid Capital Contributions (if any) unconditionally agreed to be contributed by such Member hereunder, (ii) an amount equal to the sum of such Member's allocable share of Minimum Gain attributable to LLC Nonrecourse Liabilities and such Member's allocable share of Minimum Gain attributable to Member Nonrecourse Debt, in each case as computed as of the end of such Fiscal Year in accordance with applicable Treasury Regulations, and (iii) the amount of LLC liabilities allocable to such Member under Section 752 of the Code with respect to which such Member bears the Economic Risk of Loss, to the extent such liabilities do not constitute "Member Nonrecourse Debt," and (b) reduced by all reasonably expected adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6). For purposes of this definition of "Adjusted Capital Account," any recourse debt for which no Member bears the Economic Risk of Loss shall be treated as an LLC Nonrecourse Liability. The foregoing is meant to comply with Treasury Regulations 1.704-1(b)(2)(ii)(d) and to be interpreted consistently therewith.

                  "Affiliate" means any other person or entity directly or indirectly controlling, controlled by, or under common control with the person or entity to which such term applies. As to any natural person, such person's spouse, child, grandchild, grandparent, sibling, as well as the spouse of any of the foregoing, shall be Affiliates of such person. In addition, as to any corporation, limited liability company, partnership, trust or other entity, any person with any of the foregoing relationships to any person in control of such entity as a general partner, member, manager, shareholder, trustee or otherwise shall be deemed to be an Affiliate of such entity. An Affiliate of a Member shall include any entity in which such Member or any Affiliate of such Member has control. For purposes of this definition, Section 8.2(a) and Section 9.2(d) "control" as applied to any person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies and decision-making of such person or entity, whether through the ownership of voting interests or by contract or otherwise. For purpose of this definition and Section 8.2(a), "control" shall also include the possession of direct or indirect equity or beneficial interests in at least fifty percent (50%) of the profits or voting control of any entity.

                  "Agreed Value" means, with respect to money, the amount thereof, and with respect to any other property of the LLC, the fair market value of such property, as determined by the Members as of the date of determination, provided, however, the Agreed Value of the Land, the Developer's Pre-Development Work Product and the Owner's Pre-Development Work Product shall be as determined pursuant to the Contribution Agreement.

                  "Agreement" means this Operating Agreement, as amended from time to time.

                  "Alternate Designee" shall have the meaning given in Section 6.6.

                  "Arbitrable Dispute" shall have the meaning given in Section 11.2(c).

                  "Arbitration Act" shall have the meaning given in Section 11.2(c)(3).

                  "Arbitration Party" shall mean a named party to an Arbitration Proceeding.

                  "Arbitration  Proceeding"  shall  have  the  meaning  given in
Section 11.2(c).

                  "Articles of Organization" means the Articles of Organization of the LLC as filed with the Secretary of State of Colorado on May 5, 2000, as the same may be amended from time to time.

                  "Bankruptcy" means, with respect to any person, (i) the initiation by such person of any action or proceeding seeking under any law any reorganization, arrangement, adjustment, composition, liquidation, dissolution, winding-up or similar relief or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such person or any material part of its assets, (ii) the making by such person of any assignment for the benefit of its creditors or any admission in writing by such person of its inability to pay its debts as such debts come due, or (iii) the initiation of any action or proceeding against such person seeking under any law any reorganization, arrangement, adjustment, composition, liquidation, dissolution, winding-up or similar relief or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such person or any material part of its assets and such person acquiesces in such action or proceeding or such action or proceeding is not discharged or dismissed within sixty (60) days after the initiation thereof.

                  "Business Day" means any day other than a day on which banks in Denver are permitted or required by applicable law to be closed.

                  "Capital Account" means, with respect to any Member, the capital account of such Member maintained pursuant to Article V or the balance thereof, as the context may require.

                  "Capital Contribution" means any cash or other property contributed at any time to the LLC pursuant to Article IV by or on behalf of any person in such person's capacity as a Member, including the Initial Capital Contribution and any Additional Capital Contribution.

                  "Carrying Value" means, with respect to any LLC Asset, the Adjusted Basis thereof, except as follows:

(a) The initial Carrying Value of any LLC Asset contributed (or deemed contributed) to the LLC shall be the Agreed Value thereof at the time of such contribution;

(b)      Any  adjustment  to the  Adjusted  Basis of any LLC Asset  pursuant  to
         Section 734 or 743 of the Code shall be taken into account in determining, in a manner consistent with Treasury Regulations Section 1.704-(1)(b)(2)(iv)(m), the Carrying Value thereof; and

(c) If the Carrying Value of any LLC Asset has been determined pursuant to paragraph (a) or (b) above, such Carrying Value shall thereafter be adjusted in the same manner as would the Adjusted Basis of such LLC Asset.

                  "Code" means the Internal Revenue Code of 1986, as now in effect and hereafter amended, and, unless the context otherwise requires, applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Consent" means, with respect to the taking of any action for which the consent of a Member is required, the written consent of such Member for the taking of such action.

                  "Contributed Property" means each LLC Asset, excluding cash and any property or other assets treated as sold to the LLC pursuant to Section 707(a) of the Code, contributed to the LLC (or deemed contributed to the LLC on termination and reconstitution thereof pursuant to Section 708 of the Code).

                  "Contribution Agreement" means the Formation and Contribution Agreement of even date herewith by and between the Developer and Owner, as the same hereafter may be amended from time to time.

                  "Date of Value" shall have the meaning given in Section 9.1.

                  "Deciding Members" means the Developer Member and the Owner Member.

                  "Denver" means the City and County of Denver, Colorado.

                  "Designated  Representative"  shall have the meaning  given in
Section 6.6(a).

                  "Developer" means Shea Homes Limited Partnership, d/b/a Shea Homes, a California limited partnership.

                  "Developer Member Preferred Return" means an amount accrued on the Unreturned Developer Member Preferred Equity at a rate of ten percent (10%) per annum, compounded as of the first day of each Fiscal Quarter, from the date of this Agreement.

                  "Developer's Pre-Development Work Product" means those certain items set forth in Exhibit A attached hereto, all of which have heretofore been assigned and transferred to the LLC.

                  "Development Fee" shall have the meaning given in Section 6.4.

                  "DIBC Covenants" means the covenants, conditions and restrictions affecting the Land, including the provisions thereof requiring approval from the Review Committee (as defined therein) for any improvements to the Land, as provided therein, as the same have been and hereafter may be amended from time to time.

                  "Dispose, Disposing or Disposition" means to consummate, or the consummation (voluntarily or by operation of law) of, a conveyance, sale, assignment, transfer, exchange, lease, mortgage, pledge, grant of a security interest or lien or other disposition or encumbrance.

                  "Distribution"  means  any cash or other  property  whatsoever distributed at any time by the LLC to any person in such person's capacity as a Member; provided, however, the Development Fee, the Frontier Incentive Payment, any fees payable to the Manager hereunder or any reimbursable expenses payable to the Manager or any Member pursuant hereto shall not constitute a Distribution.

                  "Economic Risk of Loss" shall have the meaning given in Treasury Regulations Section 1.752-2(a).

                  "Event of  Default"  shall have the  meaning  given in Section
11.1.

                  "Filing Office" means the Office of the Secretary of State of the State of Colorado.

                  "Fiscal Quarter" means any of the following periods within each Fiscal Year: the period commencing on January 1 and ending on March 31; the period commencing on April 1 and ending on June 30; the period commencing on July 1 and ending on September 30; and the period commencing on October 1 and ending on December 31.

                  "Fiscal Year" means a fiscal year with respect to the LLC, as required by Section 706 of the Code.

                  "Frontier Center One" means the portion of the Improvements, constructed or to be constructed upon the Land, consisting of a one-story, approximately 70,000 rentable square foot office building, commonly known as Frontier Center One and having a street address of 7001 Tower Road, Denver, Colorado 80249.

                  "Frontier Center One Financing" shall have the meaning given in Section 4.2(a).

                  "Frontier Center One Project Cost" means the documented total cost to the LLC of developing and constructing Frontier Center One in accordance with the Project Development Plan, the Site Plan, the Project Design, the Working Drawings, the Project Leases, the DIBC Covenants and all applicable governmental requirements, including the Net Agreed Value of the Land, the Developer's Pre-Development Work Product, the Owner's Pre-Development Work Product, the costs of the Frontier Center One Financing and the Third-Party Financing and the amounts of the Development Fee.

                  "Frontier Equity Payment" means any and all of the amounts payable to Frontier pursuant to this Agreement, including any and all Distributions payable to Frontier, but in any event not including the Frontier Incentive Payment.

                  "Frontier Incentive Payment" shall mean the payment, in the aggregate amount of $200,000, to be paid to Frontier pursuant to and in accordance with the Frontier Lease.

                  "Frontier Lease" shall mean that certain Lease dated on or about the date of this Agreement, by and between the LLC, as Landlord, and Frontier, as Tenant, for the leasing by Frontier of approximately 51,000 rentable square feet of Frontier Center One, as the same may be amended from time to time in accordance with the provisions of this Agreement.

                  "Frontier Lease Default" means a default by Frontier under the Frontier Lease in the payment of money (after notice and the expiration of the period of grace as provided in Section 14.1(b) of the Frontier Lease) or any other default pursuant to which the Frontier Lease is terminated.

                  "Frontier Rent Commencement Date" means the first day upon which "Base Rent" (as defined in the Frontier Lease) becomes payable pursuant to the Frontier Lease.

                  "Fulenwider"  means   L. C.  Fulenwider,  Inc.,   a   Colorado
corporation, or any successor thereto.

                  "GAAP" means, as of any day of determination, generally accepted accounting principles as then in effect; provided, however, that if the use of more that one principle is then permitted with respect to an accounting matter, "GAAP" shall refer to the principle then being used by the LLC.

                  "General   Contractor"   means  The  Neenan   Company  or  any
substitute therefor as determined by the Deciding Members from time to time.

                  "Improvements" means, collectively, the improvements constructed or to be constructed by the LLC upon or in connection with the Land in accordance with the Project Development Plan, the Site Plan, the Project Design, the Working Drawings, the Project Leases, the DIBC Covenants and all applicable governmental requirements, including: (a) Frontier Center One; (b) related utilities, landscaping, access driveways and lanes, parking and other related improvements; (c) any other improvements, including any required off-site improvements, required under the Site Plan; and (d) any other improvements required to be constructed under the Project Development Plan.

                  "Indemnitee" shall have the meaning given in Section 6.7.

                  "Initial Capital Contribution" shall have the meaning given in
Section 4.1(b).

                  "Initiating  Member"  shall have the  meaning  give in Section
9.1.

                  "Land" means the real property legally described in Exhibit B attached hereto, with all its appurtenances.

                  "Leasing Agent" means Cushman & Wakefield or any substitute therefor as determined by the Deciding Members from time to time.

                  "LIBOR" means the London Interbank Offered Rate as quoted in The Wall Street Journal from time to time.

                  "LLC" means the limited liability company in existence and operating pursuant hereto.

                  "LLC Assets" means, as of any date of determination, all cash and other property whatsoever owned by or held for the benefit of the LLC, including the Project.

                  "LLC Assets Gains" or "LLC Assets Losses" mean, respectively, gains or losses, computed for federal income tax purposes, of the LLC from the disposition of LLC Assets, except that such gains or losses shall be computed based upon the Carrying Value of such LLC Assets rather than upon the Adjusted Basis thereof.

                  "LLC Book-Tax Disparities" means, with respect to any Contributed Property as of any date of determination, the difference between the Carrying Value thereof and the Adjusted Basis thereof. A Member's share of LLC Book-Tax Disparities shall equal the difference between such Member's Capital Account balance as maintained pursuant to Article V and the hypothetical balance of such Member's Capital Account computed as if such Capital Account had been maintained in accordance with federal income tax accounting principles.

                  "LLC Interest" means, with respect to any Member, all of the rights and interests whatsoever of such Member in connection with the LLC (including, to the extent provided for herein, such Member's right to a distributive share of income, gains, losses, expenses or deductions of the LLC and/or any LLC Assets), subject to the limitations contained in this Agreement, and all of the obligations and liabilities of such Member in connection with the LLC.

                  "LLC Nonrecourse Deductions" means, with respect to LLC Nonrecourse Liabilities, the amount of deductions, losses and expenses equal to the net increase during any Fiscal Year in Minimum Gain attributable to LLC
Nonrecourse Liabilities, reduced (but not below zero) by proceeds of LLC Nonrecourse Liabilities allocated to any increase in Minimum Gain attributable to LLC Nonrecourse Liabilities distributed during such Fiscal Year, as determined in accordance with applicable Treasury Regulations.

                  "LLC Nonrecourse Liabilities" means nonrecourse liabilities of the LLC for which no Member bears the Economic Risk of Loss.

                  "Major  Decision"  shall  have the  meaning  given in  Section
6.2(a).

                  "Major  Operating  Decision"  shall have the meaning  given in
Section 6.2(b).

                  "Manager" shall have the meaning given in Section 6.1(a).

                  "Member"  means  the  Owner  Member,   the  Developer  Member,
Frontier  and any  other  person  admitted  to the LLC as a Member  pursuant  to
Section 8.1(a).

                  "Member Nonrecourse Debt" means any nonrecourse debt of the LLC for which any Member bears the Economic Risk of Loss.

                  "Member Nonrecourse Deductions" means, with respect to any Member Nonrecourse Debt, the amount of deductions, losses and expenses equal to the net increase during any Fiscal Year in Minimum Gain attributable to Member Nonrecourse Debt, reduced (but not below zero) by proceeds of such Member Nonrecourse Debt allocated to any increase in Minimum Gain attributable to Member Nonrecourse Debt distributed during such Fiscal Year to the Members bearing the Economic Risk of Loss for such debt, as determined in accordance with applicable Treasury Regulations.

                  "Minimum  Gain"  means  (i) with  respect  to LLC  Nonrecourse
Liabilities, the amount of gain that would be realized by the LLC if in a taxable transaction the LLC disposed of any LLC Assets that are subject to LLC Nonrecourse Liabilities in full satisfaction of such liabilities, computed in accordance with applicable Treasury Regulations, and (ii) with respect to Member Nonrecourse Debt, the amount of gain that would be realized by the LLC if in a taxable transaction the LLC disposed of any LLC Assets that are subject to Member Nonrecourse Debt in full satisfaction of such debt, computed in accordance with applicable Treasury Regulations.

                  "Net Agreed Value" means (i) with respect to any Contributed Property, the Agreed Value thereof reduced by any indebtedness or liabilities either assumed by the LLC upon the contribution thereof to the LLC or to which such property is subject upon such contribution, and (ii) with respect to any property distributed to a Member or in liquidation of the LLC, the Agreed Value of such property upon the distribution thereof reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject upon such distribution.

                  "Net Available Cash" means, as of any date of determination, the amount of cash and cash equivalents readily available to the LLC in the accounts of the LLC and not needed to be reserved with respect to the then current or anticipated operating or capital requirements or obligations or liabilities (whether matured or contingent) of the LLC, including reserves to permit the payment of the Frontier Incentive Payment as and when due and to protect the LLC from a cash shortage in the event of a default under any of the Project Leases.

                  "Notice  of Intent to Sell"  shall have the  meaning  given in
Section 9.6(a).

                  "Operating Income" and "Operating Loss" mean, respectively, for any Taxable Period, the income or loss of the LLC for federal income tax purposes, computed with the following adjustments:

                    (a) LLC Assets Gains and Losses shall not be taken into account in computing Operating Income or Loss;


                    (b) Tax-exempt income of the LLC shall be treated, for purposes of this definition only, as gross income;


                    (c) Expenditures of the LLC described in Section 705(a)(2)(B) of the Code or deemed to be described in
                         Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations under Section 704(b) of the Code shall be treated, for purposes of this definition only, as deductible expenses;

                    (d) Notwithstanding any other provision of this definition, any items allocated pursuant to Section 5.2(d) shall not be taken into account in computing Operating Income or Loss; and

                    (e) Separately stated items under Section 702(a) of the Code shall be taken into account.


                  "Owner" means DIBC Hotel Conference, LLC, a Colorado limited liability partnership, or any successor thereto.

                  "Owner Member Preferred Return" means an amount accrued on the Unreturned Owner Member Preferred Equity at a rate of * per annum, compounded as of the first day of each Fiscal Quarter, from the date of this Agreement.

                  "Owner's Pre-Development Work Product" means those certain items set forth in Exhibit C attached hereto.

                  "Permitted Transfer" shall have the meaning given in Section 8.2(a).

                  "Permitted Transferee" shall have the meaning given in Section 8.2(a)(1).

                  "Primary  Designee"  shall have the  meaning  given in Section
6.6.

                  "Proceeding" means any judicial, administrative or arbitrational trial, hearing or other proceeding or any civil or criminal investigation as result of which a court, arbitrator or governmental authority may enter a judgment, order, decree, award or other determination that if not appealed or reversed would be binding upon any person.

                  "Project" means, collectively, the Land, the Improvements (including Frontier Center One) and the LLC's interest in the Project Leases.

                  "Project Design" means the design of Frontier Center One, including the schematic design and design development documents, as prepared by the architect or architects for the Project or portions thereof and approved and amended by the Deciding Members from time to time.

                  "Project Development Plan" means a plan, as prepared by the Developer and amended by the Manager and submitted to and approved by the Deciding Members from time to time, for the development and construction of Frontier Center One, that states the following: (i) the timetable for each phase of the development and construction; (ii) a budget of all projected income and expenses; (iii) a description of the methods of financing, both for construction and permanent financing, including, when known, the lender, the term and the financial terms of any such financing; (iv) the names of any architects and general contractors to be used for construction of Frontier Center One; and (v) a plan for the leasing of Frontier Center One, including the name of the leasing agent, a schedule and pro forma rental rates and financial terms for the Project Leases; all in such detail as the Deciding Members may reasonably require. The initial Project Development Plan, as prepared by the Developer and approved by the Deciding Members, is attached to this Agreement as Exhibit D.

                  "Project Leases" means, collectively, the Frontier Lease and the space leases for the other portions of the Project, as the same may be amended from time to time in accordance with the provisions of this Agreement.

                  "Project  Leasing  Agreement"  shall have the meaning given in
Section 6.1(b)(5).

                  "Property Management Agreement" means the Property Management Agreement of even date herewith between the Developer Member and the LLC, as the same may be amended from time to time in accordance with the provisions of this Agreement.

                  "Property  Management  Fee"  shall have the  meaning  given in
Section 6.1(f).

                  "Purchasing Member" shall have the meaning given in Section 9.2(c).

                  "Put/Call Closing" shall have the meaning given in Section 9.3(a).

                  "Put/Call  Default  Notice"  shall have the  meaning  given in
Section 9.3(b).

                  "Put/Call  Offering  Notice"  shall have the  meaning  give in
Section 9.1.

                  "Put/Call  Offering  Price"  shall  have the  meaning  give in
Section 9.2(b).

                  "Put/Call  Purchase  Price"  shall  have the  meaning  give in
Section 9.2(c).

                  "Rentable Area" means, with respect to Frontier Center One, the rentable area as calculated in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by The Building Owners and Managers Association International and approved by the American National Standards Institute, Inc., on June 7, 1996.

                  "Residual Gain" or "Residual Loss" means any item of gain or loss (as the case may be) of the LLC recognized for federal income tax purposes and resulting from any Disposition of Contributed Property, to the extent such item is not allocated pursuant to Section 5.3(b)(1)(i).

                  "Responding  Member"  shall have the meaning  given in Section
9.1.

                  "Right of First Offer" shall have the meaning given in Section 9.6.

                  "Securities Act" means the Securities Act of 1933, as amended, and, unless the context otherwise acquires, applicable regulations thereunder.

                  "Selling  Member"  shall  have the  meaning  given in  Section
9.2(c).

                  "Sharing Ratio" means (i) with respect to Frontier, twenty five percent (25%); (ii) with respect to the Owner Member, as of the date of determination, seventy five percent (75%) multiplied by a fraction, the numerator of which is the total amount of the Capital Contributions made by the Owner Member (including the Agreed Value of the Land and the Owner's Pre-Development Work Product and regardless of whether any amounts on account of the Owner Member's Capital Contributions has been returned to the Owner Member) and the denominator of which is the total amount of all Capital Contributions made by the Owner Member and the Developer Member (including the Agreed Value of the Land, the Owner's Pre-Development Work Product and the Developer's Pre-Development Work Product and regardless of whether any amounts on account of the Owner Member's or the Developer Member's Capital Contributions has been returned to the Owner Member or the Developer Member), and (iii) with respect to the Developer Member, as of the date of determination, seventy five percent (75%) multiplied by a fraction, the numerator of which is the total amount of the Capital Contributions made by the Developer Member (including the Agreed Value of the Developer's Pre-Development Work Product and regardless of whether any amounts on account of the Developer Member's Capital Contributions has been returned to the Developer Member) and the denominator of which is the total amount of all Capital Contributions made by the Owner Member and the Developer Member (including the Agreed Value of the Land, the Owner's Pre-Development Work Product and the Developer's Pre-Development Work Product and regardless of whether any amounts on account of the Owner Member's or the Developer Member's Capital Contributions has been returned to the Owner Member or the Developer Member).

                  "Site Plan" shall mean the site plan for the Land, as the same has been approved and may hereafter be amended from time to time by unanimous Consent of the Deciding Members.

                  "Special Allocation" shall have the meaning given in Section 5.2(d).

                  "Taxable Period" means any period of time commencing on the first day of any Fiscal Quarter and ending on the last day of any Fiscal Quarter, subject to the Termination Date.

                  "Tax Matters Member" shall have the meaning given in Section 7.3(c).

                  "Termination Date" means the date upon which the LLC is dissolved and liquidated pursuant to Article X.

                  "Third-Party  Financing"  shall  have  the  meaning  given  in
Section 4.2(b).

                  "Transfer" shall have the meaning given in Section 8.2(a).

                  "Treasury Regulations" mean the regulations issued by the United States Department of the Treasury under the Code, as now in effect and as hereafter amended, and any successor regulations.

                  "Unpaid Developer Member Preferred Return" means, as the date of measurement, the amount of the Developer Member Preferred Return less the aggregate amount of distributions made to the Developer Member pursuant to
Section 5.4(c)(1).

                  "Unpaid Owner Member Preferred Return" means, as of the date of measurement, the amount of the Owner Member Preferred Return less the aggregate amount of distributions made to the Owner Member pursuant to Section 5.4(c)(1).

                  "Unreturned Developer Member Preferred Equity" means, as of the date of measurement, the amount of the Net Agreed Value of the Developer Member's Initial Capital Contribution, plus the amount of any Additional Capital Contributions made by the Developer Member pursuant to Section 4.1 and less the aggregate amount of Distributions made to the Developer Member pursuant to
Section 5.4(c)(2).

                  "Unreturned Owner Member Preferred Equity" means, as of the date of measurement, the amount of the Net Agreed Value of the Owner Member's Initial Capital Contribution, plus the amount of any Additional Capital Contributions made by the Owner Member pursuant to Section 4.1 and less the aggregate amount of Distributions made to the Owner Member pursuant to Section 5.4(c)(2).

                  "Unsolicited Offer" shall have the meaning given in Section 9.6(a).

                  "Working Drawings" means final architectural construction working drawings for the construction of Frontier Center One, as the same may hereafter be approved and amended from time to time by the Deciding Members.

1.2 Interpretation.



(a) Captions and Meanings. Captions are included for convenience only and shall not be used to interpret this Agreement. Words and pronouns shall be deemed to include any gender and number as the context may require. References herein to Articles, Sections, Schedules and Exhibits, except as otherwise specifically indicated, are to the corresponding provisions hereof. References to "hereof," "herein" and "hereunder" and other compounds of "here" refer to this Agreement in its entirety. References to "person" include any natural person, corporation, trust, estate, joint venture, partnership, limited liability company, association, custodian, nominee, or other entity recognized as having existence under any applicable law and such person's successors and permitted assigns. Reference to property, unless otherwise limited, shall include all property, whether tangible or intangible, real, personal or mixed, including the Land and the Improvements. References to "include" and "including" shall be construed without limitation. References to "default" with respect to any party shall be deemed to include any breach of any representation, warranty or obligation of such party, whether or not such breach is intended by or occurs with the knowledge of such party. "Will" means "shall," and vice-versa, as the context may require.

(b)Extension to Business Day. If any action (including the making of any payment) in connection herewith must be taken on a particular day or if the failure to take any action on a particular day would operate hereunder as an election among alternatives or result in the lapse or waiver of any right and if such day is not a Business Day, the time within which such action may be taken shall be extended to the next Business Day.

(c) Monetary Amounts. All monetary amounts to be determined hereunder or in connection herewith shall be determined in dollars, and all amounts to be paid hereunder or in connection herewith shall be paid in dollars. For the purposes of this Agreement, "dollars" means legal tender of the United States of America.

                                   ARTICLE II

                             FORMATION AND EXISTENCE

2.1 Formation; Preservation. The Members hereby confirm and ratify the formation of the LLC as a limited liability company pursuant to the Act. This Agreement
(i) establishes rights, obligations, liabilities and relationships of the Manager and the Members with respect to the LLC and with respect to each other in connection with the LLC and (ii) shall govern matters with respect thereto except to the extent the Act specifically contains provisions that may not be altered by an operating agreement. The Manager has effected the formation of the LLC by preparing, executing and filing the Articles of Organization with the Filing Office. The Manager shall prepare, execute and file all such amendments and other documents in connection with any of the foregoing as may be necessary to reflect any change in the information contained therein or herein or to continue and preserve the existence of the LLC as a limited liability company under the Act, in each such case in accordance with applicable law.


2.2 Name; Transacting Business. The name of the LLC, and under which the LLC shall conduct its business, is "Frontier Center One LLC." The business of the LLC may be conducted under any other name as may be designated by the Manager upon the unanimous Consent of the Deciding Members and as permitted by the Act. If the law or any jurisdiction in which the LLC transacts business so requires, the Manager shall prepare, execute and file any certificate or other document required to qualify the LLC as a foreign limited liability company authorized to transact business therein and any assumed or fictitious name certificate required to transact business therein.


2.3 Place of Business. The principal office of the LLC shall be 300 West Plaza Drive, Highlands Ranch, Colorado 80126, or such other place in the State of Colorado as the Manager may designate from time to time upon thirty (30) days prior notice to each Member. The LLC shall have such other offices as the Manager may establish from time to time.

2.4 Registered Office and Registered Agent. The LLC's initial registered office in the State of Colorado shall be at the office of its registered agent at 300 West Plaza Drive, Highlands Ranch, Colorado 80126, and the name of its initial registered agent at such address shall be Jeffrey H. Donelson. The registered office or registered agent, or both, in the State of Colorado may be changed from time to time by filing the address of the new registered office or the name of the new registered agent, as the case may be, with the Filing Office pursuant to the Act. The LLC shall appoint registered agents and maintain registered offices in other jurisdictions as may be required by law.


2.5 Term. The existence of the LLC commenced on the date upon which the Articles
of  Organization  were  filed  with  the  Filing  Office,   and  the  LLC  shall
continuously exist until its dissolution and liquidation pursuant to Article X.


                                  ARTICLE III

                               PURPOSES AND POWERS

3.1 Purposes. The purposes of the LLC are to acquire, own, develop, improve, market, operate, lease, convey and sell the Land and the Project, or interests therein, and perform all activities incidental thereto, and to enter into any lawful transactions and engage in any lawful activities (including borrowing or investing money, issuing guaranties and indemnities and granting liens, mortgages, deeds of trust and other security interests) as may be necessary, incidental or convenient in connection therewith.

3.2 Powers. The LLC shall have the power to do any and all acts and things whatsoever for the furtherance and accomplishment of the purposes of the LLC, except to the extent prohibited under the Act or any other applicable law.

                                   ARTICLE IV

                    CAPITAL CONTRIBUTIONS; LOANS; GUARANTEES

4.1 Capital Contributions.



(a) General. No Member shall be entitled or obligated to make any Capital Contribution except as specifically provided herein. Frontier shall never be required to make any Capital Contribution.


(b)  Initial   Capital   Contributions.   Set  forth   below  are  the   Capital
     Contributions (the "Initial Capital Contributions") each Member has made as of the date hereof:

                  Initial Capital                               Net Agreed
Member            Contribution                                    Value
------            ------------                                  -----------

Owner             The Land and                                  $ *
Member            the Owner's Pre-Development
                  Work Product

Developer         The Developer's Pre- Development              $ *
Member            Work Product and Cash

Frontier                         *                              $ *
Member


Total                                                           $ *

(c) Additional Capital Contributions. If from time to time the cash contributed by the Developer Member as part of its Initial Capital Contribution and the proceeds of the Frontier Center One Financing and the Third-Party Financing are not available or sufficient to fund the cash needs of the LLC, the
     Developer   Member  shall  provide  such  capital  as  Additional   Capital
     Contributions; provided, however the maximum amount required to be contributed by the Developer Member shall in no event exceed $*, plus any contribution required to be made by the Developer Member on account of the Frontier Incentive Payment pursuant to Section 4.1(d).

(d) Additional Contributions for Frontier Incentive Payment. To the extent at any time the LLC has insufficient funds, taking into account expected receipts and other obligations of the LLC, as determined by the Deciding Members in good faith, to pay any installment of the Frontier Incentive Payment when due, the Manager shall request Additional Capital Contributions from the Owner Member and the Developer Member, and the Owner Member and the Developer Member shall make Additional Capital Contributions, within * days after each request therefor from the Manager, as follows: the Owner Member shall contribute * and the Developer Member shall contribute * of the amounts of the additional amount necessary to pay such installment of the Frontier Incentive Payment when due.

(e) Interest on and Return of Capital. Except as specifically provided herein, no Member shall be permitted to receive any interest with respect to any Capital Contribution or any Capital Account or any return of any Capital Contribution.

4.2  Project Financing.


(a) Frontier Center One Financing. The Developer Member shall cause an Affiliate of the Developer Member to provide financing for the development and construction of Frontier Center One (the "Frontier Center One Financing"), in the amount of * of the Frontier Center One Project Cost, as determined by the Manager, but in no event, without the Consent of the Developer Member, more than $*. Interest on the principal balance of the Frontier Center One Financing from time to time shall accrue at a floating rate equal to LIBOR plus 250 basis points, and shall be paid monthly. All accrued and unpaid interest and principal shall be payable * months after the initial funding of the Frontier Center One Financing and may be renewed for an additional * months upon notice to the lender given prior to the initial due date of the Frontier Center One Financing. Upon the initial funding of the Frontier Center One Financing, the LLC shall pay the lender an origination fee, in the amount of $*, and a loan fee, in the amount of * of the maximum principal amount of the Frontier Center One Financing. The LLC shall pay the lender an extension fee of * of the maximum principal amount of the Frontier Center One Financing if the loan is renewed for a second * month period, payable upon renewal. The Frontier Center One Financing shall be recourse to the LLC and the LLC Assets and shall be secured by a first deed of trust on the Project. The Owner Member and Fulenwider shall guaranty * of any loss incurred by the lender in the event of a default, provided the lender disposes of the collateral for the Frontier Center One Financing in a commercially reasonable manner and any loss based upon any late payment charges, pre-payment penalties or interest at a rate greater than the rate stated above in this Section 4.2(a) shall not be guaranteed by Fulenwider. In all other respects, including the disbursement of the proceeds, the Frontier Center One Financing shall have terms and conditions similar to those in connection with construction financing from national banks with offices in Denver. In no event shall Frontier be liable for the Frontier Center One Financing. The Developer Member, at its option, may obtain the Frontier Center One Financing from a third-party lender, not an Affiliate of the Developer Member, so long as the terms of such third-party financing do not make it more costly to the LLC than as provided in this Section 4.2(a).



(b) Third-Party Financing. The Manager shall use reasonable efforts to obtain permanent financing for Frontier Center One, on the best available market terms and conditions, from one or more third-party lenders, not an Affiliate of any Member (the "Third-Party Financing"). The Manager shall use reasonable efforts to obtain all such Third-Party Financing on a non-recourse basis, with a Permitted Transfer being permitted by the lender without a change in the terms and conditions of the Third-Party Financing. If, however, any lender, as a condition to making the Third-Party Financing, shall require that the same be recourse, or that a guaranty of the same be made (i) the Developer Member and the Owner Member each shall accept such recourse liability and agree to make such guaranty, and (ii) to the extent required by such lender (A) the Developer Member shall cause Developer to accept such recourse liability and agree to make such guaranty; provided, however (x) Fulenwider has accepted such recourse liability or agreed to make such guaranty to the extent required by this
     Section 4.2(b), (y) the liability of the Developer shall at no time exceed the lesser of * of the total outstanding amount of the Third-Party Financing and * of Fulenwider's maximum liability under the Third-Party Financing, and (z) the other terms and conditions of any recourse liability or guaranty of the Developer shall be substantially the same as that of Fulenwider; and (B) the Owner Member shall cause Fulenwider to accept such recourse liability and agree to make such guaranty; provided, however (x) Developer has accepted such recourse liability or agreed to make such guaranty to the extent required in this Section 4.2(b), (y) the liability of Fulenwider shall at no time exceed the lesser of * of the total outstanding amount of the Third-Party Financing and * of the Developer's maximum liability under the Third-Party Financing, and (z) the other terms and conditions of any recourse liability or guaranty of Fulenwider shall be substantially the same as that of the Developer. In no event shall Frontier be liable for the Third-Party Financing.

4.3 Other Loans. Except as otherwise expressly provided herein, none of the Manager, any Member or any Affiliate of any thereof shall be permitted or obligated to advance any funds or otherwise make any loan to the LLC except upon such terms and conditions as to which the Deciding Members shall unanimously Consent. Any advance or loan made by the Manager, a Member or Affiliate of the Manager or a Member shall be on terms and conditions no less favorable than could reasonably be obtained from a person that is not the Manager or a Member or an Affiliate of any thereof based solely upon the credit of the LLC under the then existing circumstances. In no event shall Frontier be liable for any such advance or loan, or be obligated to advance any funds to the LLC or otherwise make any loans to the LLC. If, without the prior unanimous Consent of the Deciding Members, a loan or advance not otherwise provided for herein is made to the LLC by the Manager or a Member, no such loan or advance shall entitle the lending or advancing person to any increase in its compensation, Capital Account balance or interest in the LLC's profits, losses or distributions or to the payment of any fee, interest or other consideration for the use of such funds. Except as otherwise specifically provided in this Agreement, only by the unanimous Consent of the Deciding Members at the time that a loan or advance is made to the LLC shall any such loan or advance be made a debt due from the LLC to such lending or advancing person repayable as to principal or interest out of the LLC Assets and then only upon such terms and conditions as to which the Deciding Members shall unanimously Consent. In no event shall any Member be personally liable for such loan and the sole recourse of the person making such loan shall be to the LLC and the LLC Assets.


4.4 Guarantees, Indemnities, Etc. Except as specifically provided herein, none of the Manager, the Members or any Affiliate of any thereof shall be obligated to guarantee or otherwise give any assurance for the performance of any obligation or the satisfaction of any liability of the LLC, to indemnify any person with respect thereto or to provide any collateral securing any of the foregoing.

                                   ARTICLE V

                  CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

5.1 Capital Accounts Generally.



(a)Each Member shall have a single, separate Capital Account, and the Manager shall maintain each Capital Account in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv) and 1.704-2. Consistent therewith, each Member's Capital Account shall be:

     (1) credited with (i) the amount of cash and the Net Agreed Value of any property contributed to the LLC by such Member and (ii) all Operating Income and LLC Assets Gains in accordance with this Agreement; and

     (2) debited with (i) all Operating Losses and LLC Assets Losses in accordance with this Agreement and (ii) the amount of cash and the Net Agreed Value of any property distributed by the LLC to such Member pursuant to Section 5.4 or Section 10.2.

(b) No Capital Account shall be decreased to reflect any Distribution (including a deemed liquidating distribution under Section 708 of the Code) of any property other than cash without first adjusting all Capital Accounts to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (if unreflected in Capital Accounts theretofore) would be allocated among all Capital Accounts as if there were then a taxable Disposition of such property for the greater of (i) the fair market value thereof and (ii) the amount of any nonrecourse indebtedness secured thereby.

(c) Except as specifically provided to the contrary herein, whenever any determination of any Capital Account is made, such determination shall first give effect to all allocations pursuant to Section 5.2 and all actual or deemed Capital Contributions and Distributions made theretofore.

5.2 Allocations for Book Purposes. The Manager shall allocate all items of income, gain, loss and deduction among Capital Accounts for each Taxable Period as follows:


(a) Operating Income and Loss. Subject to Section 5.2(d), Operating Income or Operating Loss shall be allocated to the Deciding Members in proportion to each Deciding Member's Sharing Ratio as of the last day of such Taxable Period.

(b) Allocations of Gains. Subject to Section 5.2(d), LLC Assets Gains shall be allocated:



     (1) first, to the extent any Member has a negative balance in its Capital Account, to the extent of such negative balances, pari passu;



     (2) second, to the Owner Member until the Owner Member's Capital Account equals the Unpaid Owner Member Preferred Return and to the Developer Member until the Developer Member's Capital Account equals the Unpaid Developer Member Preferred Return, pari passu;

     (3) third, to the Owner Member until the Owner Member's Capital Account equals the sum of the Unreturned Owner Member Preferred Equity and the Unpaid Owner Member Preferred Return and to the Developer Member until the Developer Member's Capital Account equals the sum of Unreturned Developer Member Preferred Equity and the Unpaid Developer Member Preferred Return, pari passu; and

     (4) thereafter, in proportion to each Member's Sharing Ratio as of the date of allocation.


(c) Allocations of Losses. Subject to Section 5.2(d), LLC Assets Losses shall be allocated:



     (1) to the Owner Member until the Owner Member's Capital Account equals the sum of the Unreturned Owner Member Preferred Equity and the Unpaid Owner Member Preferred Return, to the Developer Member until the Developer Member's Capital Account equals the sum of the Unreturned
          Developer Member Preferred Equity and the Unpaid Developer Member Preferred Return, and to Frontier until the Frontier Capital Account equals zero, pari passu;

     (2) to the Owner Member until its Capital Account equals the Unpaid Owner Member Preferred Return and to the Developer Member until its Capital Account equals the Unpaid Developer Member Preferred Return, pari passu;


     (3) to the Owner Member and the Developer Member until their Capital Accounts equal zero, pari passu; and

    (4) thereafter, in proportion to each Member's Sharing Ratio as of the date of allocation.


(d)  Special  Allocations.  Notwithstanding  any other provision of this Section
     5.2,  the  Manager   shall  make  the   following   allocations   ("Special
     Allocations"):


     (1) Minimum Gain Chargeback. If at any time during any Taxable Period there is a net decrease in Minimum Gain attributable to LLC Nonrecourse Liabilities, items of LLC income and gain for such period (and, if necessary, subsequent periods) shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2) and allocated as quickly as possible to the Capital Account of each Member having a share of the Minimum Gain attributable to LLC Nonrecourse Liabilities, in proportion to and to the extent of such Member's share of such net decrease. This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.


     (2) Member Minimum Gain Chargeback. If at any time during any Taxable Period there is a net decrease in the Minimum Gain attributable to Member Nonrecourse Debt, items of LLC income and gain for such period (and, if necessary, subsequent periods) shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2) and allocated as quickly as possible to the Capital Account of each Member having a share of the Minimum Gain attributable to Member Nonrecourse Debt, in proportion to and to the extent of such Member's share of such net decrease. This paragraph is intended to comply with the partner minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.


     (3) Qualified Income Offset. If at any time during any Taxable Period any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and if any such adjustment, allocation or distribution would result in or increase a negative balance in such Member's Adjusted Capital Account as of the end of any Fiscal Year, items of LLC income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate (to the extent required by the foregoing Treasury Regulations) such negative balance as quickly as possible; provided that an allocation pursuant to this paragraph shall be made only if and to the extent that such Adjusted Capital Account would have a negative balance after all other allocations provided for in this Article V have been made.


     (4) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Taxable Period shall be allocated in accordance with Treasury Regulations Section 1.704-(2)(i)(1) among Capital Accounts of Members bearing the Economic Risk of Loss with respect to Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

     (5) Code Section 754 Adjustments. To the extent that an adjustment to the Adjusted Basis of any LLC Asset under Section 734(b) or 743(b) of the Code is required to be taken into account in determining any Capital Account pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m),
          (i) the amount of such adjustment shall be treated as (x) an item of gain if such adjustment increases such Adjusted Basis or (y) an item of loss if such adjustment decreases such Adjusted Basis, and (ii) such gain or loss shall be allocated to Capital Accounts in a manner consistent with the requirements of such Treasury Regulations for the adjustment thereof.


     (6) Curative Allocations. Notwithstanding Section 5.2(d)(1) through (5), each such Special Allocation under such provisions shall be taken into account in allocating among Capital Accounts Net Income, Net Loss and items of LLC income, gain, loss and deduction for the Fiscal Year in which such Special Allocation occurs and each subsequent Fiscal Year so that, to the extent possible, the net amount of income gain, loss, deduction and other items allocated to each Capital Account shall be equal to the net amount that would have been allocated to such Capital Account if such Special Allocation had not been made. Notwithstanding the preceding sentence, (i) allocations of Member Nonrecourse Deductions shall not be taken into account under this paragraph except to the extent of any net decrease in Minimum Gain attributable to Member Nonrecourse Debt, and (ii) allocations of LLC Nonrecourse Deductions shall not be taken into account under this paragraph except to the extent of any net decrease in Minimum Gain attributable to LLC Nonrecourse Liabilities.

     (7) Excess Nonrecourse Liabilities. Solely for purposes of determining each Member's proportionate share of the "excess nonrecourse liabilities"  of the LLC within the  meaning of  Treasury  Regulations
          Section 1.752-3(a)(3), each Member's interest in the Net Income of the LLC shall be its balance in its Capital Account, as adjusted from time to time.

     (8) Allocations Relating to the Frontier Incentive Payment. Allocations of Operating Income and Operating Loss shall be allocated so that all payments made by the LLC on account of the Frontier Incentive Payment, to the extent of the amount of the Additional Capital Contributions made pursuant to Section 4.1(d) shall be allocated * to the Owner Member and * to the Developer Member.

     (9) Allocations Relating to Frontier Operating Distributions. Frontier shall be allocated an amount of gross rental income from the Project equal to the amount of the Distributions made to Frontier pursuant to
          Section 5.4.


5.3 Allocations for Tax Purposes.



(a) Except as otherwise provided herein, the Manager shall for federal income tax purposes allocate among Capital Accounts (i) each item of income, gain, loss or deduction in the same manner as the corresponding item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.2 and
     (ii) each tax credit in the same manner as the receipt or expenditure giving rise thereto is allocated pursuant to Section 5.2.

(b)  In an attempt to eliminate LLC Book-Tax Disparities,  the Manager shall for
     federal  income  tax  purposes  allocate  items  of  income,   gain,  loss,
     depreciation, amortization and cost recovery deductions as follows:

     (1) (i) In the case of Contributed Property, such items attributable thereto shall be allocated among Capital Accounts in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value thereof and the Adjusted Basis thereof at the time of contribution, and (ii) any item of Residual Gain or Residual Loss attributable to Contributed Property shall be allocated among Capital Accounts in the same manner as the corresponding item of "book" gain or loss is allocated pursuant to
          Section 5.2.



          (2) To correct distortions created by the "ceiling rule" of Treasury Regulations Section 1.704-3(b)(1), to the extent permitted or required by Treasury Regulations, the Manager may make remedial allocations of LLC tax items as provided in Treasury Regulations
               Section 1.704-3(d) to effect the purposes of Sections 704(b) and 704(c) of the Code by allocating to the Capital Account of any Member that contributed property other than cash to the LLC the tax consequences of any gain or loss attributable to such property for any period prior to the contribution thereof.


5.4 Distributions. Distributions, other than distributions made following the sale or refinancing of Frontier Center One or otherwise upon the dissolution and liquidation of the LLC, which shall be made in accordance with Section 10.2, shall be made as determined by the Deciding Members from time to time and in any event as follows:

(a)  No Distribution shall be made other than in cash.


(b) Except to the extent prohibited by applicable law, any other agreement to which the LLC is a party or any provision hereof, the Deciding Members shall, on or before * of each calendar year, determine the Net Available Cash, and cause the Manager to notify each Member thereof and declare and cause the LLC to make Distributions of the Net Available Cash, as determined  by  unanimous  Consent  of the  Deciding  Members,  in  amounts sufficient (or such lesser amounts as the Deciding Members in good faith determine, if the Deciding Members in good faith determine there is insufficient Net Available Cash to distribute amounts so sufficient) for each Deciding Member (or their beneficial owners) to pay its tax liabilities which arise in respect of its LLC Interest, determined as set forth below by such Deciding Members in good faith, prior to the making of any other Distributions pursuant to this Section 5.4. Any funds actually distributed to a Deciding Member pursuant to this Section 5.4(b) shall reduce the amount such Deciding Member would otherwise receive pursuant to Sections 5.4 and Section 10.2. For purposes of this Section 5.4(b), each Deciding Member's tax liability for any taxable year shall be deemed equal to (i) its cumulative share of net taxable income and gain (that is, taxable income net of taxable losses), of the LLC for such year multiplied by (ii) the sum of the highest rate of Federal and the State of California and/or the State of Colorado (as applicable) tax imposed on the Deciding Member for such year with respect to items of the same character as such net taxable income and gain, taking into account the deductibility of state and local income taxes for Federal income tax purposes and based on such assumptions as the Deciding Members determine in good faith to be appropriate. In no event shall any Member be required or expected to make a Capital Contribution then or at any other time to fund Distributions pursuant to this Section 5.4(b). If, at the time of the dissolution and liquidation of the LLC, it is determined that a Deciding Member has received Distributions as a result of this Section 5.4(b) in excess of the amount that such Deciding Member would have otherwise received under
     Section 5.4 and is entitled to receive under Section 10.2, then such Member shall promptly contribute such excess amount in cash to the LLC to be distributed in accordance with Section 10.2.



(c)  Distributions shall only be made in the following order and priority:


     (1) first, to the Owner Member an amount equal to the Unpaid Owner Member Preferred Return and to the Developer Member an amount equal to the Unpaid Developer Member Preferred Return, pari passu;

     (2) the balance, to the Owner Member, the Developer Member and Frontier in accordance with their respective Sharing Ratios as of the date of the distribution.

(d) Upon the unanimous Consent of the Members, the Manager shall take such actions (including any declaration, revocation, withholding or making of any Distribution) with respect to Distributions as the Members may direct.

5.5 Negative Capital Accounts. Notwithstanding any provision hereof to the contrary, no Member shall be obligated to contribute any amount to the LLC in restoration of a negative balance (if any) existing in such Member's Capital Account upon the dissolution and liquidation of the LLC.


                                   ARTICLE VI

                                   MANAGEMENT

6.1 Manager



(a) Generally; Certain Powers. Management of the LLC shall be vested in a manager pursuant to the Act (the "Manager"), licensed to transact business in the State of Colorado and such other jurisdictions where such licensing is required under applicable law. The Manager shall have on behalf and in the name of the LLC full and exclusive power and authority, and the duty, to manage and control the LLC's business and affairs and the LLC Assets, to make all decisions regarding the same and to perform any and all lawful acts incidental to the accomplishment of the purposes of the LLC; provided, however, that the Manager (i) shall not, without the unanimous Consent of the Members, take or cause the LLC to take any Major Decision, (ii) shall not, without the unanimous Consent of the Deciding Members, take or cause the LLC to take any Major Operating Decision, and (iii) upon the unanimous Consent and at the direction of the Deciding Members, subject to clause (i) above, shall take on behalf and in the name of the LLC any action specified by the Deciding Members. Without limiting the generality of the foregoing, the Manager shall have the power and authority on behalf and in the name of the LLC to do any of the following, in each case in the ordinary course of the LLC's business, subject to the provisions above relating to Major
     Decisions and Major Operating Decisions and otherwise to the terms and conditions of this Agreement:

     (1) manage the operations and affairs of the LLC, and receive and expend LLC funds;


     (2) purchase, lease, license or otherwise acquire property and any rights therein or thereto (including any rights of first refusal, option rights or similar rights) and hold, own, develop, manage, operate, improve, use or otherwise deal with any property and any rights therein or thereto;

     (3) Dispose of or grant any interest in (whether by lease, easement, covenant, condition or restriction or any declaration or other document in respect thereof) any property and any rights therein or thereto (including any rights of first refusal, option rights or similar rights);

     (4) enter into agreements (including purchase and sale contracts, option agreements, leases, loan agreements, consulting agreements, construction contracts, land use or zoning agreements, water management agreements, easements, declarations of covenants, conditions or restrictions and subdivision plats);

     (5) borrow money from banks and other financial institutions and in connection therewith hypothecate, mortgage, pledge, grant any security interest in or otherwise encumber any LLC Assets, issue guarantees or other assurances of payment thereof and performance of obligations relating thereto and agree to such other terms and conditions (including any recourse liability or confession of judgment) as any lender may require;

     (6) invest and reinvest temporarily (whether directly or through a financial institution) any LLC funds in such investments as time deposits, short-term governmental obligations, commercial paper, repurchase agreements and money-market mutual funds;

     (7) post security deposits, bonds or similar assurances of payment or performance with, or advance or otherwise lend any LLC funds to, any person (including contractors, suppliers, trades persons or service providers);

     (8) provide bonds, letters of credit, guarantees, warranties, indemnities and other assurances of any person's performance;


     (9) open, make deposits to, drafts upon and withdrawals from, and maintain accounts with, any bank, investment banking firm or other financial institution and designate one or more persons as signatories for such accounts;

     (10) enforce or forbear in the enforcement of, or compromise, discharge or settle, any obligation of any person;


     (11) engage accountants, attorneys, consultants and other professionals to perform services, establish the duties and compensation thereof and terminate any of the foregoing;


     (12) engage brokers, finders, leasing agents, marketing representatives and similar persons, establish the duties and compensation thereof and terminate any of the foregoing;


     (13) purchase liability, property, errors and omissions, directors and officers, and other insurance coverages;


     (14) institute, prosecute, defend or settle any Proceeding; and


     (15) execute and/or deliver on behalf and in the name of the LLC any documents (including checks, drafts, notes and other instruments; loan agreements, deeds of trust, security agreements and financing statements; and purchase and sale agreements, option agreements, assignments and other documents providing for the acquisition or Disposition of LLC Assets) relating to the business of the LLC.

(b)  Manager's Specific Duties. The Manager shall perform the following duties:



     (1) Management Services. The Manager shall manage the business and affairs of the LLC pursuant to this Agreement and the Act.



     (2) Development Services. The Manager shall update the Project Development Plan from time to time as appropriate, and cause to be prepared and amended from time to time, when and as appropriate under the Project Development Plan (i) the Site Plan, (ii) the Project Design and (iii) the Working Drawings for the Deciding Members' approval. The Manager shall develop the Project in accordance with the Project Development Plan, the Site Plan, the Project Design, the Working Drawings, the Project Leases, the DIBC Covenants and all applicable governmental requirements, devoting such time, effort and resources necessary to perform such obligations in an efficient, thorough and businesslike manner.


     (3)  Construction of the  Improvements.  The Manager shall cause the LLC to
          (a) construct Frontier Center One pursuant to a construction contract with the General Contractor on such terms and conditions as the Manager shall determine, and (b) construct all other improvements pursuant to contracts with contractors as required by, and in accordance with, the Project Development Plan.

     (4) Property Management Services. From and after the time Frontier Center One is substantially complete (or, if earlier, the date upon which any tenant takes occupancy of any portion of the Project), the Manager shall manage, or cause an Affiliate of the Manager to manage, the Project as property manager pursuant to the Property Management Agreement.

     (5) Project Leasing Services. The Manager shall enter into an exclusive leasing agreement with the Leasing Agent and renewals and replacements thereof (the "Project Leasing Agreement"), on such terms and conditions as the Manager may determine from time to time, and shall supervise the Leasing Agent in the performance of its duties under such agreement.

     (6) Insurance. The Manager shall obtain and maintain in full force and effect, at the expense of the LLC, such insurance as the Manager may deem necessary or appropriate from time to time and such additional coverages as any Deciding Member may reasonably request from time to time. Whenever insurance is purchased for the LLC, the Manager shall arrange for each Member to receive a certificate of insurance evidencing the insurance. Each such certificate shall identify the insurance policy by policy number, inception and expiration dates, named insureds, coverages, and limits of liability. The certificate shall also provide for * days' advance written notice to each Member prior to cancellation, termination or change in coverage. Upon the request of any Member, the Manager shall furnish to such Member a certified copy of any insurance policy obtained for the benefit of the LLC. The Manager may obtain all or any portion of such insurance as part of a blanket policy obtained by any Affiliate of the Developer Member from time to time, in which case the LLC shall pay to such Affiliate an equitable portion of the premium therefor as reasonably determined by such Affiliate.

     (7) Employees; Legal Compliance. The Manager shall perform all the duties under this Section 6.1(b) using its own personnel and resources. The Manager shall pay all compensation, benefits and taxes required to be paid to its employees and to comply with all laws in connection with such employment and the performance of its duties hereunder.

(c) Right to Rely on Manager; Attorney-in-Fact. The execution or delivery by the Manager on behalf and in the name of the LLC of any document shall constitute conclusive evidence of (i) the Manager's power and authority on behalf and in the name of the LLC to execute and deliver (as the case may be) such document; (ii) the power and authority of the LLC to execute and deliver (as the case may be) such document and to perform all obligations (if any) of the LLC provided therein; and (iii) the truth of any statement contained therein as to any action taken or to be taken by the Manager, the Members and/or the LLC (including such matters as formation, existence, power and authority, authorization, execution or delivery, the identities and genuine signatures of the Manager, Members or agents of the LLC and the existence or nonexistence of any fact constituting a condition precedent to the taking of any action by any of the foregoing). Without limiting the generality of the foregoing, the LLC hereby appoints the Manager as its attorney-in-fact, with full power of substitution, to take any action whatsoever (including the execution or delivery of any document) on behalf and in the name of the LLC that the Manager is permitted or required to take pursuant hereto.


(d) Appointment, Resignation or Removal. The Developer Member is hereby appointed the Manager. The Developer Member may resign as the Manager only upon the unanimous Consent of the Deciding Members or if the Developer Member ceases to be a Member. Except as otherwise specifically provided in this Agreement, no person may be removed or appointed as the Manager except upon the unanimous Consent of the Members. Upon such Consent, notice thereof to the Manager and each Member and the execution and delivery by the person being appointed as the Manager of a counterpart hereof evidencing such person's agreement to be bound hereby as the Manager, such removal and appointment shall be effective. The Manager may be removed upon such Consent at any time, with or without cause. The removal of any person as the Manager shall have no effect on such person's status (if any) as a Member.

(e) Manager Compensation. Except as specifically provided in this Agreement, the Manager shall not be entitled to compensation or reimbursement for expenses for its services as such. In its capacity as the Manager, the Manager shall not make any contributions to the capital of the LLC, nor share in the profits and losses of the LLC. In no event shall the Manager be entitled to any brokerage, finder's or other similar fee upon the closing of the acquisition of the Project by the LLC or the sale or other Disposition of the Project.

(f) Property Management Fee. As compensation for management services pursuant to the Property Management Agreement, the LLC shall pay the Manager a fee (the "Property Management Fee") equal to * of the gross receipts from the Project in accordance with the terms and conditions of the Property Management Agreement.

(g) Licensing. The Manager represents and warrants to the LLC that it has duly obtained, and agrees that it shall duly maintain in full force and effect, all licenses and permits, including real estate broker licenses, required under applicable law to perform its duties under this Agreement.

6.2 Major Decisions and Major Operating Decisions.


(a) Major Decisions. Notwithstanding anything contained in Sections 6.1 to the contrary, the Members by unanimous Consent shall have the full power and authority to cause the LLC to do anything that the Members determine is in the best interests of the LLC and not prohibited by applicable law, and neither the Manager nor any Member may cause the LLC to take, or agree to take, any of the following actions (each a "Major Decision") without the unanimous Consent of the Members (which Consent no Member shall unreasonably withhold or delay, provided, however, that it shall be deemed reasonable for Frontier to withhold its Consent to any action which would result in any airline or an Affiliate of any airline, other than Frontier, becoming an Affiliate of the LLC or a Member of the LLC or the Manager):

     (1)  amend the Articles of Organization or this Agreement;

     (2) except as specifically provided herein, admit any person as a Member or permit the withdrawal of any person as a Member;

     (3) except as specifically provided herein, remove the Manager or appoint any person as a Manager;

     (4) permit the redemption or repurchase of any LLC interest or the return of any Capital Contribution, except as specifically provided herein;

     (5) merge, consolidate or amalgamate with any person, convert into any other entity or, except as otherwise specifically provided herein, dissolve, liquidate or terminate;

     (6)  transact any business other than as set forth in Section 3.1;

     (7) acquire any property or interest therein other than as may be reasonably necessary to perform the business purposes of the LLC as set forth in Section 3.1;

     (8) compromise, discharge or settle any Proceeding as a consequence of which the LLC may be subject to any criminal liability or judgment or any civil liability or judgment in which the LLC admits to fraud, misrepresentation, or any other action or inaction involving moral turpitude or which could reasonably be expected to reflect unfavorably upon the corporate image of the Manager or any Member;

     (9) increase the Property Management Fee to an amount greater than * of the gross receipts from the Project or increase the amount of the Development Fee;

     (10) enter into any agreement with an Affiliate of the Manager or any Member except this Agreement or pursuant to (i) the Frontier Center One Financing, (ii) the Property Management Agreement and (iii) the Project Leasing Agreement, or amend in any material respect (other than to extend the term thereof), or waive any material right of the LLC or material obligation due the LLC under (i) the Frontier Center One Financing, (ii) the Property Management Agreement and (iii) the Project Leasing Agreement;

     (11) except as contemplated by the express terms of this Agreement, increase any amounts due the Manager, any Member or any Affiliate of the Manager or of any Member hereunder, to the extent such increase reduces the amounts payable to Frontier hereunder absent such increase (including, without limitation, any such increase that reduces the amount of the cash available as Net Available Cash distributable to Frontier under Section 5.4 or the amount of cash distributable to Frontier under Section 10.2); or

     (12) Sell Frontier Center One other than for cash.

(b)  Major Operating Decisions.  Notwithstanding  anything contained in Sections
     6.1 to the contrary, neither the Manager nor any Member may cause the LLC to take, or agree to take, any of the following actions (each a "Major Operating Decision") without the unanimous Consent of the Deciding Members:

     (1) Dispose of all or substantially all of the LLC Assets, with or without the LLC's goodwill, or any property of the LLC other than (i) any property required to be encumbered pursuant to the Frontier Center One Financing or any Third-Party Financing, to the extent so required; or
          (ii) a leasehold interest in Frontier Center One pursuant to the Frontier Lease or any other Project Lease;

     (2) enter into a contract for the construction of Frontier Center One with a general contractor other than the General Contractor;

     (3) apply for or consent to any change in the zoning of the Land or any further subdivision of the Land;

     (4) contract for, or delegate, the management or leasing of the Project other than pursuant to the Property Management Agreement and the Project Leasing Agreement;

     (5) enter into any real estate brokerage contract for the sale or leasing of all or any of the Project or any interest therein other than the Project Leasing Agreement with the Leasing Agent;

     (6)  make any changes to the Project Development Plan;


     (7) amend, extend, renew, cancel, terminate, or waive any material right of the LLC under, the Frontier Lease, permit any assignment thereof or subletting thereunder or amend, cancel or terminate any guaranty thereof;

     (8) compromise, discharge or settle any Proceeding as a consequence of which the LLC may be subject to specific performance or any civil liability or judgment;

     (9) borrow money (other than trade debt in the ordinary course of business) or issue guarantees; or

     (10) receive  any Capital  Contributions  except as  expressly  provided in
          Section 4.1(c).


Any matter which is submitted by the Manager to a Member for approval shall be deemed approved by such Member as presented by the Manager unless it is disapproved by notice to the Manager given within * Business Days after the matter is submitted by the Manager to the Member, provided, however, a Member may withhold approval pending further consideration without disapproving a matter by giving notice to the Manager to such effect within such * Business Day period.

6.3 Member Meetings and Voting. The Members may, but shall not be required to, hold any annual, periodic or other formal meetings. Nevertheless, the Members or the Manager, upon telephonic or other notice, may convene a special meeting of the Members or of the Deciding Members at any time the Designated Representatives are available therefor. In addition, upon not less than * Business Days' prior notice to the Manager and the other Members, any Member may require that a special meeting of the Members be held at the time specified in such notice. No notice of meeting need state the purpose of the meeting or the business to be transacted thereat. The Manager shall conduct any meetings of the Members or of the Deciding Members. The presence of the Designated Representative for each Member shall be required to constitute a quorum for the taking at any meeting of the Members of any action for which their unanimous Consent is required and the presence of the Designated Representatives for each Deciding Member shall be required to constitute a quorum for the taking at any meeting of the Deciding Members of any action for which their unanimous Consent is required. Unless otherwise agreed by the Members required to participate in the meeting, all meetings shall be held in the Denver, Colorado, metropolitan area; provided, however, any meeting of the Members or the Deciding Members may be held through a conference telephone or similar communications device by means of which the Designated Representatives of the Manager and all Members participating in the meeting can hear and speak to each other, and participation in such meeting shall constitute presence at such meeting. Any notice of any meeting of the Members or of the Deciding Members may be waived in writing, and the presence of the Designated Representative of a Member or of a Deciding Member, as the case may be, at such meeting shall constitute a waiver of notice thereof by such Member, except where such Designated Representative is present for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the ground that such meeting has not been properly convened. The Manager shall cause minutes of all meetings of the Members and of the Deciding Members to be kept and retained in the LLC records. Notwithstanding the foregoing, any action permitted or required hereunder or by applicable law to be taken at a meeting of the Members or of the Deciding Members may be taken without a meeting upon a written Consent, setting forth the action to be taken, executed by each Member or Deciding Member, as the case may be (whether in one instrument or in counterparts). Such Consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document filed with the Filing Office.

6.4 Member Compensation; Development Fee. Except as specifically provided in this Agreement, no Member shall be entitled to compensation or reimbursement of expenses for any services as a Member except that the Developer Member and the Owner Member shall be paid a development fee (the "Development Fee") as follows:
The Development Fee shall be an amount equal to * of Frontier Center One. The Development Fee shall be paid only from and to the extent of Net Available Cash and prior to the making of any Distributions. The Development Fee shall become payable upon the Frontier Rent Commencement Date. The Development Fee shall be allocated between the Owner Member and the Developer Member based upon the respective balances in their Capital Accounts as of the Frontier Rent Commencement Date.

6.5 Management Relationships. The Manager shall keep each Member well informed regarding all material matters affecting the LLC. The Manager shall, in accordance with any Member's request, without cost to the Member, promptly deliver thereto any information or copies of documents in the Manager's possession or control relating to the LLC and disclose to, and cause its Designated Representative to discuss with, the Designated Representative of any Member any matter relating to the LLC or its business known to the Manager.


6.6 Designated Representatives.




(a) The Manager and each Member shall at all times have a natural person (the "Primary Designee") as its representative (the "Designated Representative") who shall be authorized to act under this Agreement for and on behalf of the Manager or such Member respectively. Any Consent, action or vote in writing of a Designated Representative shall be deemed conclusively to be the Consent, action or vote of the Manager or the Member which designated such Designated Representative, and none of the LLC, the Manager or any Member shall be required to inquire into the authority of such Designated Representative as to such Consent, action or vote. The Manager and each Member shall at all times have another natural person (the "Alternate Designee") to serve as the Designated Representative if the Primary Designee is unavailable at the time any Consent, action or vote is required. Any Primary Designee or Alternate Designee may be replaced by the Manager or Member which designated such person by giving notice to the Manager and the other Members and stating the name of the replacement.



(b) Until replaced as provided above, the Primary Designee and Alternate Designee of the Manager and each Member shall be:


For the Developer Member and the Manager: Primary Designee: Chester T. Latcham
                                          Alternate Designee: David Goldberg

For the Owner Member:                     Primary Designee: L.C. Fulenwider, III
                                          Alternate Designee: Marcia A. Lujan

For Frontier:                             Primary Designee: Joan Osterman
                                          Alternate Designee: Arthur T. Voss

(c) A Designated Representative shall not be personally liable to the LLC, the Manager or any Member for monetary damages for breach of any duty as Designated Representative.

6.7 Indemnification. The LLC shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Manager, each Member and each person that has served or is serving as a Designated Representative (in each case, an "Indemnitee"), from and against any and all claims (whether involving civil, criminal or administrative allegations, investigations or proceedings), losses, damages, liabilities and expenses (including attorneys' fees and expenses) arising out of or in connection with any matter incidental to the business or activities of or relating to the LLC and involving the Indemnitee, except to the extent arising out of such Indemnitee's breach of this Agreement (or any other agreement between the Indemnitee and all or any of the LLC, the Manager or any Member relating, directly or indirectly, to the LLC or the Project) or gross negligence or willful misconduct. Upon delivery to the LLC of a satisfactory undertaking by or on behalf of any Indemnitee to repay, upon any determination pursuant to a final decision in any Proceeding that such Indemnitee is not entitled to the benefits of this Section 6.7, all advances by the LLC for such Indemnitee's defense costs in connection with any matter covered by the preceding sentence, the LLC shall from time to time, upon such Indemnitee's request, advance such defense costs prior to the final determination of such matter. Notwithstanding anything herein to the contrary, the rights and obligations contained in this Section 6.7 shall survive the termination of any Indemnitee's designation other engagement by or involvement with the LLC.


6.8 Other Activities and Competition.




(a) Other Activities. Nothing in this Agreement shall be construed to require the Manager or any Member or any Affiliate thereof to devote its full time, attention or resources to the business of the LLC. The Manager, any Member and any Affiliate of any thereof may, without notice to the LLC, the Manager or any Member and without any obligation to share therewith any of the benefits thereof, engage in activities (including business opportunities) other than in connection with the performance of any duties hereunder or the accomplishment of the purposes of the LLC.

(b) Competition. Subject to the provisions of Section 8 of the Contribution Agreement, nothing in this Agreement or in the formation or operation of the LLC pursuant hereto shall be construed to prohibit the Developer
     Member, the Owner Member or the Manager or any of their respective Affiliates from purchasing, selling, developing or otherwise engaging in a business relating to land or other real property, including office buildings, whether or not such activities are or could be in direct competition with the business of the LLC. The Manager and each Member hereby expressly acknowledges that Affiliates of each of the Developer Member, the Owner Member and the Manager are developing a mixed-use land development, which competes or may in the future compete directly with the Project, and the Manager and each Member has satisfied itself of the economic viability of the Project notwithstanding the other activities, including the competitive activities, of the Affiliates of each of the Developer Member, the Owner Member and the Manager. None of the competitive or other activities of the Developer Member, the Owner Member, the Manager or any of their respective Affiliates shall be deemed to be a breach of any obligation, express or implied, including any fiduciary obligation, of the Developer Member, the Owner Member, the Manager or such Affiliate to the LLC, the Manager or any Member.


6.9 Rights of Frontier.



(a) Limitation of Rights. In no event shall Frontier have the right to, nor shall it, participate in the management of the LLC or in the making of any decisions other than any Major Decisions and any other decisions expressly reserved to the Members under this Agreement or expressly required to be reserved to the Members under the Act.

(b) Limitation of Duties. In no event shall the Manager have any greater duties than are required by the Act. In no event shall any Member have any duties to any other Member other than the duties of good faith and fair dealing as those duties are implied under the laws of the State of Colorado in commercial contracts generally. The Manager and the Members hereby expressly disclaim any other duties, express or implied, including any fiduciary duties, and each Member hereby covenants and agrees that it will not assert any right or make any claims against the Manager or any other Member under or arising out this Agreement on the basis of any duties, express or implied, other than the duties of good faith and fair dealing as those duties are implied under the laws of the State of Colorado in commercial contracts generally, and, as to the Manager, such duties, including fiduciary duties, if any, as are required of a manager of a Colorado limited liability company under the Act.

(c) Information. Notwithstanding any provisions of Article VI or Article VII to the contrary, the Manager shall not be required to furnish to Frontier all of the information it furnishes to the Deciding Members, provided, however, and without limitation to its statutory rights to information as a Member of the LLC, Frontier shall be entitled to access to the books and records of, and other information concerning, the LLC to the extent reasonably required to determine its right to, and the amount of, any monies payable to Frontier under this Agreement or relevant to the Right of First Offer or the purchase of Frontier Center One pursuant to the Right of First Offer or the exercise of its other rights and obligations hereunder, including compliance by the Manager and the Members of their obligations to Frontier hereunder and the determination of Frontier's position on Major Decisions. Frontier shall not be entitled to any information concerning Frontier Center One or the business of the LLC that would, in the reasonable opinion of the Manager, prejudice the interests of the LLC as the landlord under the Frontier Lease except to the extent such information is required to be disclosed under the Frontier Lease.

(d) Event of Default. Notwithstanding any provisions of this Agreement or the Frontier Lease to the contrary, Frontier's rights under this Agreement, including the right to receive all or any portion of the Frontier Equity Payment, the Right of First Offer and its status as a Member, shall cease and terminate, as if such rights had never been granted, upon the occurrence at any time within * years after the Frontier Rent Commencement Date, of a Frontier Lease Default.



                                  ARTICLE VII
                        BANK ACCOUNTS; BOOKS AND RECORDS;
                      REPORTS; TAX MATTERS; CONFIDENTIALITY

7.1 LLC Accounts. The Manager shall establish and maintain on behalf and in the name of the LLC, and designate signatories on, one or more bank or investment accounts with such financial institutions and firms as the Manager may select by notice to the Members, other than any accounts or with any financial institutions to which any Member shall reasonably object by giving notice to the Manager within * Business Days following the giving of the notice by the Manager to the Members.

7.2 Books and Records; Financial Statements.



(a) The Manager shall prepare and maintain at the LLC's principal office accurate and complete books and records of the organization and governing documents of, actions taken by, and business of, the LLC, including the records required to be kept at the principal office under the Act.

(b) The Manager shall cause to be prepared and maintained at the LLC's principal office accurate and complete books and records showing the assets, liabilities, revenues, expenses, transactions and financial condition of the LLC (specifically including all loans and loan payments and all capital expenditures). The accounts of the LLC, together with any financial statements relating thereto, shall be prepared on a consolidating, accrual basis in accordance with GAAP consistently applied, except to the extent GAAP is inconsistent with any specific provision contained herein or applicable law. Each financial statement of the LLC shall fairly present the financial condition of the LLC as of the date thereof.

(c) The Manager shall cause to be prepared and delivered to each Member the following written reports and financial statements:

     (1) Within fifteen (15) days after the end of each calendar month and each Fiscal Quarter (i) unaudited balance sheets and related statements of income, Members' equity and changes in cash flow, and (ii) a rent roll showing all pertinent information with respect to the Project Leases, in each case certified by the Manager to be, to the best of the Manager's knowledge and belief, accurate and complete and, in the case of financial statements, prepared in accordance with GAAP consistently applied, except to the extent specified therein;


     (2)  All  plans  and  reports   required  under  the  Property   Management
          Agreement; and


     (3) Within ninety (90) days after the end of each Fiscal Year, balance sheets and related statements of income, Members' equity and changes in cash flow, in each case audited by an independent accounting firm selected by the Manager by notice to the Members, other than any firm to which any Member shall reasonably object by notice given to the Manager within five (5) Business Days following the giving of the notice by the Manager to the Members.

(d) Subject to Section 6.9(c), the Manager shall promptly make copies of the books and records of the LLC available upon any Member's request, and the Manager shall retain and make available to the Members such books and records for a period of at least seven (7) years after the Termination Date.

(e) Upon any resignation or other termination of the Manager, the Manager shall promptly deliver all of the accounts, books and records of the LLC to the person designated by the Members.

7.3 Tax Matters.


(a) Partnership Treatment. The Members intend that the LLC be treated as a partnership for federal income tax purposes and, to the extent permitted by applicable law, for state, local and foreign franchise and income tax purposes. None of the LLC, the Manager or any Member may make an election for the LLC to be (i) excluded from the application of the provisions of subchapter K of Chapter 1 of Subtitle A of the Code or any similar provisions of applicable state or local law or (ii) classified as an association pursuant to Treasury Regulation Section 301-7701-3, and no provision hereof shall be construed to permit or require such an election.


(b) Tax Returns and Elections. The Manager shall cause to be prepared and filed all necessary federal, state and local income tax returns for the LLC and in connection therewith make the following elections on the appropriate tax returns: (i) the adoption of the Fiscal Year required by Section 706 of the Code; (ii) the adoption of the accrual method of accounting and the keeping of the LLC's books and records in accordance therewith; (iii) if a distribution of LLC Assets as described in Section 734 of the Code occurs or if a transfer of an LLC Interest as described in Section 743 of the Code occurs, upon the unanimous Consent of the Members, the election pursuant to
     Section 754 of the Code to adjust the basis of LLC Assets; and (iv) the amortization of the organizational expenses of the LLC under Section 709(b) of the Code and the startup expenditures of the LLC under Section 195 of the Code, in each case ratably over the shortest period of time permitted by applicable law.


(c) Tax Matters Member. The LLC shall have a "tax matters partner" (the "Tax Matters Member") pursuant to Section 6231(a)(7) of the Code. Except as specifically required to the contrary herein or by applicable law, the Tax Matters Member may take or not take any action in connection with any tax matter relating to the LLC. Without limiting the generality of the foregoing, the Tax Matters Member shall take such action as may be necessary to:

     (1) cause the other Members to become "notice partners" within the meaning of Section 6231(a)(8) of the Code, promptly inform them of all material matters that may come to its attention in its capacity as Tax Matters Member and deliver to them copies of all material written communications (including any written adjustment by any taxing authority which would affect any Member's liability for taxes) it may receive or submit in such capacity; and

(2) participate in any meeting with any taxing authority and/or prosecute any Proceeding involving tax matters relating to the LLC and determine, to the extent permitted by applicable law, whether or not to permit any other Member to participate therein (including any defense).

The Developer Member is hereby appointed the Tax Matters Member. Any person serving as the Tax Matters Member may resign at any time upon not less than sixty (60) days prior notice to each Member, and such resignation shall take effect upon the expiration of such 60-day period or at such later time as specified in such notice. The Developer Member shall not be removed, and no person other than the Developer Member may be appointed, as the Tax Matters
Member except upon the unanimous Consent of the Members. The resignation or replacement of any Member as the Tax Matters Member shall have no effect on such person's status as a Manager or a Member. The Tax Matters Member shall be entitled to reimbursement by the LLC of all reasonable, out-of-pocket expenses incurred by the Tax Matters Member in performing its duties hereunder.

7.4 Regulatory Requirements. Each Member shall, from time to time upon request, provide such information in its possession or control as the Manager or the Tax Matters Member (as the case may be) deems necessary to permit the LLC to comply with any applicable governmental requirements.



                                  ARTICLE VIII
                      ADMISSION AND WITHDRAWAL OF MEMBERS;
                                    TRANSFERS

8.1 Admission and Withdrawal of Members.



(a) Admission. Each person signing this Agreement as a Member is hereby admitted to the LLC as such. No other person shall be admitted as a Member except upon the satisfaction of the following conditions precedent:

     (1) if such person is not a Permitted Transferee, upon the unanimous Consent of the Deciding Members;


     (2) if such person is a Permitted Transferee of less than all of any Member's LLC Interest, the vesting therein, pursuant to a Permitted Transfer, of ownership of an equal percentage (as compared to percentage of such LLC Interest not being transferred) of all items (including the Capital Account) constituting such LLC Interest;

     (3) if such person is a Permitted Transferee, together with any other Permitted Transferee, of the entirety of the Member's LLC Interest pursuant to one or more Permitted Transfers, the delivery to the Manager of a notice of withdrawal from the LLC by the Member;

     (4)  the  reimbursement  by or on  behalf of such  person  of all  expenses
          (including attorneys' fees and expenses) incurred by the LLC in connection with such admission; and


     (5) the execution and delivery by such person of a counterpart hereof and such other documents as the Manager or the Tax Matters Member may reasonably request to effect the admission of such person as a Member and to assure compliance with applicable law in connection therewith.

(b) Withdrawal. No person admitted to the LLC as a Member may withdraw as a Member except upon the unanimous Consent of the Members, upon a Permitted Transfer of the entirety of its LLC Interest or as otherwise specifically provided herein.

8.2 Transfers of LLC Interests and Member Interests.



(a) Permitted Transfers. No Member shall, directly or indirectly, sell, assign, transfer, exchange, mortgage, pledge, dispose of, hypothecate, grant a security interest in, encumber (except by a negative pledge) or permit to be sold, assigned, transferred, exchanged, mortgaged, pledged, disposed of, hypothecated, become subject to a security interest or encumbered (except by negative pledge) (in any such case, a "Transfer") all or any portion of its LLC Interest or all or any portion of any interest in any Member, except upon the satisfaction of the following conditions precedent, whereupon such Transfer shall be deemed to be effective (as effective, a "Permitted Transfer"):


     (1) upon (i) the unanimous Consent of the Members to the proposed Transfer (provided, however, the Consent of Frontier shall not be unreasonably withheld or delayed to any Transfer other than a Transfer to an airline or any Affiliate of an airline), or (ii) a Transfer by a Deciding Member to another Deciding Member or to an Affiliate of such Deciding Member or of another Deciding Member, or (iii) a Transfer of an interest in the Developer Member to any person other than an airline or an Affiliate of an airline, so long as the Developer remains in control of the Developer Member; or (iv) a Transfer of an interest in the Owner Member to any person other than an airline an Affiliate of any airline, so long as the Owner remains in control of the Owner Member, or (v) a Transfer of the entire LLC Interest of Frontier to an Affiliate of Frontier or to a person which acquires all or substantially all of the assets of Frontier and which Affiliate or acquiror is permitted to become, and becomes, the tenant under the Frontier Lease and assumes all of the obligations of Frontier under the Frontier Lease, whereupon, following a Transfer of the type described in clauses (i) through (v) above, the proposed transferee shall be deemed to be a "Permitted Transferee;" provided, however, nothing in this Section 8.2(a)(1) shall be construed to limit any Transfer to the extent J.F. Shea Co., Inc., a Nevada corporation, or any Affiliate thereof (other than Developer or the Developer Member) now have or at any time hereafter have control of an airline;


     (2) the delivery to the Manager of an effective instrument of Transfer describing in reasonable detail the portion of the LLC Interest or interest in the Member being transferred; provided, however, that notwithstanding any provision in such instrument to the contrary, no transferee of all or a portion of an LLC Interest shall be entitled to assert any right or interest, other than the right to receive Distributions, in respect of the portion of such LLC Interest being transferred, except upon the admission of such transferee as a Member pursuant to Section 8.1(a);



     (3) the delivery to the Manager of an opinion of counsel, satisfactory in form and substance to the Manager, that such Transfer is exempt from registration under the Securities Act and that such Transfer does not violate, and will not result in the LLC being in violation of, or require any filing by the LLC or any Member pursuant to, or cause any dissolution of the LLC or any Member in connection with, any applicable law;

     (4) the reimbursement by or on behalf of the transferor Member of all expenses (including attorneys' fees and expenses) incurred by the LLC in connection with such Transfer; and


     (5) the execution and delivery by all parties to such Transfer of such documents as the Manager or the Tax Matters Member may reasonably request to effect such Transfer and to assure compliance with applicable law in connection therewith.

(b) Void Transfers. Any purported Transfer other than a Permitted Transfer shall be void, and neither the Manager or any Member nor the LLC shall be required to recognize any claims by any purported transferee to any LLC interest (including any Distribution in respect thereof) or any interest in any Member other than a Permitted Transferee. If at any time the Manager or any Member has any good faith reason to believe any LLC Interest is subject to any purported Transfer other than a Permitted Transfer, the Manager may, and, upon the request of any Member having such a reason, the Manager shall, withhold any Distribution in respect thereof until delivery to the Manager or such Member, as the case may be, of satisfactory assurances that such LLC Interest is not subject to any such purported Transfer.



                                   ARTICLE IX
                       PUT AND CALL; RIGHT OF FIRST OFFER

9.1 Put/Call Offering Notice. At any time after * or more of the Rentable Area of Frontier Center One is leased and occupied and the Third-Party Financing has been obtained (and whether or not a dissolution of the LLC has occurred and, if a dissolution of the LLC has occurred, references to the Manager in this Section
9.1 shall be deemed to refer to the liquidator appointed pursuant to Section 10.1(c)), either the Owner Member or the Developer Member (the "Initiating Member") may give notice (the "Put/Call Offering Notice") to the other Member (the "Responding Member") and the Manager of the Initiating Member's intent to exercise its rights under this Section 9.1 and to purchase all, but not less than all, of the Responding Member's LLC Interest. In such event, the provisions set forth in this Article IX shall apply. The Initiating Member shall specify in its Put/Call Offering Notice the all cash purchase price (which price shall be the fair market value of the Project as determined in good faith by the Initiating Member) at which the Initiating Member would be willing to purchase the Project, free and clear of monetary liens (other than the lien for real property taxes for the calendar year in which the Put/Call Offering Notice is given) as of the date the Put/Call Offering Notice is given ("Date of Value"). Once given, a Put/Call Offering Notice cannot be revoked.



9.2 Exercise of Put/Call.




(a) Election. Upon receipt of the Put/Call Offering Notice, the Responding Member shall then be obligated either:

     (1) To sell to the Initiating Member its LLC Interest at a price equal to the amount the Responding Member would have been entitled to receive hereunder if the LLC had sold the LLC Assets to a third party for the Put/Call Offering Price (as defined below) on the Date of Value and dissolved and liquidated the LLC in accordance with Article X; or

     (2) To purchase the LLC Interest of the Initiating Member at a price equal to the amount the Initiating Member would have been entitled to receive hereunder if the LLC had sold the LLC Assets for the Put/Call Offering Price to a third party on the Date of Value and liquidated the LLC in accordance with Article X.

(b) Put/Call Offering Price. "Put/Call Offering Price" shall mean the cash purchase price for the Project specified in the Put/Call Offering Notice plus the book value of all the other LLC Assets as shown on the books and records of the LLC, updated to the Date of Value, and minus all liabilities of the LLC (in any event not including the Developer Member Unreturned Preferred Equity, the Developer Member Preferred Return, the Owner Member Unreturned Preferred Equity, the Owner Member Preferred Return or the Frontier Equity Payment), all as determined by the LLC's accountant.

(c) Exercise. The Responding Member shall notify the Initiating Member of its election within forty-five (45) days after the Date of Value. Failure to give notice within such time period shall be deemed an election to sell under Section 9.2(a) made on the date which is forty-five (45) days after the Date of Value. For purposes of the balance of this Article IX the price calculated pursuant to Section 9.2(a)(1) or (2) above shall be referred to as the "Put/Call Purchase Price" and the term "Purchasing Member" shall mean the Member who is obligated to purchase the other Member's LLC Interest pursuant to either Section 9.2(a)(1) or Section 9.2(a)(2) (whether such Member is the Initiating Member or the Responding Member) and the term "Selling Member" shall mean the Member who is obligated to sell its LLC Interest to the Purchasing Member pursuant to such Sections.


(d) Designee of Purchasing Member. Notwithstanding the provisions of Article VIII, if any Member purchases the other Member's LLC interest pursuant to this Article IX, such Purchasing Member shall be entitled to designate any third party to be the transferee of such interest and to become a Member, provided that (i) the foregoing shall not delay any transaction described in this Article IX and (ii) the designated transferee is not an airline or an Affiliate of an airline; provided, however, nothing in this Section 9.2(d) shall be construed to limit the designation of a transferee to the extent J.F. Shea Co., Inc., a Nevada corporation, or any Affiliate thereof (other than the Developer or the Developer Member) now have or at any time hereafter have control of an airline.

9.3 Put/Call Closing.



(a) The Deciding Members shall meet and exchange documents and pay any amounts due, and otherwise do all things necessary to conclude the transaction set forth in Section 9.2 at the closing of such purchase (the "Put/Call Closing"). The Put/Call Closing shall occur at the office of the Manager at 1:00 p.m. on the thirtieth (30th) day after the date the Responding Member notifies or is deemed to notify the Initiating Member of its election; provided, however, if the closing of the purchase would result in a change in the terms or conditions of the Third-Party Financing, the Purchasing Member, by notice given to the Selling Member no later than twenty (20) days prior to the scheduled date for the Put/Call Closing as stated herein, may postpone the Put/Call Closing to a date not later than the sixtieth
     (60th) day after the date the Responding Member notifies or is deemed to notify the Initiating Member of its election. At the Put/Call Closing, the Selling Member shall deliver to the Purchasing Member a duly executed assignment of its LLC Interest, free and clear of all liens and encumbrances. Upon the reasonable request of the Purchasing Member, at the Put/Call Closing or at any time and from time to time thereafter, the Selling Member shall execute and deliver such other documents and perform such other acts as may be necessary or desirable to consummate the Put/Call Closing and to transfer ownership, title and control of the LLC Interest to the Purchasing Member in accordance with this Article IX. At the Put/Call Closing, the Purchasing Member shall deliver to the Selling Member the Put/Call Purchase Price, in cash, and shall deliver any other documents the Selling Member reasonably requests and are necessary or desirable to consummate the Put/Call Closing. Upon the consummation of the Put/Call Closing, the Selling Member and its Affiliates shall be released from any liability under the Third-Party Financing and any guarantees made in connection therewith. If the lender under the Third-Party Financing refuses to so release the Selling Member and its Affiliates, the Purchasing Member, and if the Purchasing Member is the Developer Member or an Affiliate of the Developer Member, the Developer, shall indemnify the Selling Member and its Affiliates from liability under the Third-Party Financing and any such guarantees.


(b) If the Purchasing Member fails to consummate the Put/Call Closing in accordance with this Article IX, such failure shall be deemed an Event of Default under this Agreement by the Purchasing Member. In addition to any other remedies available under this Agreement upon the occurrence of an Event of Default, the Selling Member shall have the right, exercisable by written notice (the "Put/Call Default Notice") to the Purchasing Member that failed to consummate the Put/Call Closing given within thirty (30) days after the date set for the Put/Call Closing, to purchase such Member's LLC Interest in accordance with the provisions of this Article IX, except that the Member that failed to consummate the Put/Call Closing shall be obligated to sell its LLC Interest to the other Member, the Put/Call Purchase Price shall be determined based upon * of the Put/Call Offering Price established by the Put/Call Offering Notice given by the Member that failed to consummate the Put/Call Closing, and the Put/Call Closing shall occur on the * day after the giving of the Put/Call Default Notice.

9.4 Audit After Put/Call Closing; Final Settlement. Upon the request of either Deciding Member made within * days after the Put/Call Closing, the Manager shall cause the LLC's accountant to complete an audit of the books of account of the LLC as of the Date of Value and prepare and deliver to the Deciding Members an audited financial statement as of such date. The accountant shall also examine the books of account for the period of time after the Date of Value to and including the date of the Put/Call Closing. The Put/Call Purchase Price shall be adjusted to reflect all relevant activities from the Date of Value through the date of the Put/Call Closing. The adjustment shall include any capital contribution or paybacks of capital, and each Member's share of any tax benefits or detriments earned or incurred by the LLC during such period, and the expenses of the accountant's services to the LLC in making the settlement. The accountant shall deliver to the Deciding Members a detailed statement and explanation of any adjustments to the Put/Call Purchase Price as a result of any transaction occurring after the Date of Value but prior to the date of the Put/Call Closing. The net amount of such adjustments due to one Deciding Member or the other shall be due on * or the highest rate then permitted by applicable law (whichever is less), and, at the option of the Deciding Member to whom such amount is due, may be offset against any debt due to the owing Deciding Member.

9.5 Tax Returns. The LLC's accountant shall also deliver to the Deciding Members (concurrently with the Purchase Price adjustment statement), prepared as of the date of Put/Call Closing, all necessary state and federal tax returns. The Purchasing Member shall execute (on behalf of the LLC) and file all such state and federal tax returns.

9.6 Right of First Offer. Frontier shall have the prior right (the "Right of First Offer") to purchase Frontier Center One in accordance with the provisions of this Section 9.6 (but not otherwise), and the LLC shall not sell or offer for sale Frontier Center One without first complying with the provisions of this
Section 9.6.

(a) If, at any time, including following dissolution of the LLC and in connection with liquidation of the LLC (in which case all references to the Manager in this Section 9.6 shall mean the liquidator appointed pursuant to
     Section 10.1(c)), the Deciding Members either decide to offer Frontier Center One for sale or the LLC receives, and the Deciding Members decide to entertain acceptance of, an unsolicited written offer from a third party to purchase Frontier Center One (an Unsolicited Offer"), the Manager shall give Frontier written notice stating the price and the terms and conditions upon which the LLC in good faith desires to offer Frontier Center One for sale to any able buyer (a "Notice of Intent to Sell") or, in the case of an Unsolicited Offer, a copy of the Unsolicited Offer. Thereupon, Frontier shall have the right, for a period of * days after the Manager gives Frontier the Notice of Intent to Sell, or * Business Days after the Manager gives Frontier a copy of the Unsolicited Offer (provided, however, Frontier shall use reasonable good faith efforts to respond to a Notice of Intent to sell or an Unsolicited Offer in the shortest time possible), to elect by giving notice to the Manager whether or not to purchase Frontier Center One for the price and upon the terms conditions set forth in such Notice of Intent to Sell or Unsolicited Offer, as the case may be. Frontier's failure to respond within the time periods stated above shall be deemed Frontier's irrevocable election not to purchase Frontier Center One pursuant to the Right of First Offer, and, within * days after any request therefor, Frontier shall deliver to the Manager a statement, in form and substance reasonably acceptable to the Manager, that Frontier has irrevocably elected not to purchase Frontier Center One pursuant to the Right of First Offer.

(b)  If Frontier  elects,  in strict  accordance  with the provisions of Section
     9.6(a), to purchase Frontier Center One pursuant to the Right of First Offer, the LLC shall sell and Frontier shall purchase Frontier Center One upon (i) substantially the terms and conditions and for the price set forth in the Notice of Intent to Sell; provided, however, Frontier shall have (A) a maximum of * days after Frontier gives notice of its election to purchase Frontier Center One to conduct such due diligence as Frontier may deem appropriate (and at any time within such * day period Frontier may give notice to the Manager rescinding its election to purchase Frontier Center
     One), and (B) a maximum of * days after Frontier gives notice of its election to purchase Frontier Center One to close the purchase; or (ii) substantially the terms and conditions, on the closing date and for the price set forth in the Unsolicited Offer or (iii) such other terms and conditions as the Members by unanimous Consent may then otherwise agree. If Frontier fails to close the purchase in accordance with the preceding sentence, then all rights of Frontier under this Right of First Offer shall terminate, and Frontier shall be liable to the LLC for liquidated damages (and not as a penalty), in the amount of $* if Frontier's purchase obligation was pursuant to a Notice of Intent to Sell and $* if Frontier's purchase obligation was pursuant to an Unsolicited Offer. The parties hereto acknowledge that the amount of the actual damages the LLC will suffer as the result of the failure of Frontier to close the purchase in accordance with such agreement may be difficult to determine, and the amounts set forth above are a reasonable approximation of the damages which the LLC shall suffer on account of such failure.


(c) If Frontier elects not to so purchase Frontier Center One (or if Frontier fails to make an election within the time limit stated, time being of the essence), the LLC may offer Frontier Center One for sale to third parties, free of the right of Frontier to acquire Frontier Center One pursuant to this Right of First Offer for the price (or any higher price) and otherwise upon terms and conditions not less favorable than are contained in the Notice of Intent to Sell or in the Unsolicited Offer, as the case may be, for a period of * days after the date Frontier elects not to purchase Frontier Center One (or fails to make such election) pursuant to the Right of First Offer, and the LLC may accept any bona fide offer to purchase Frontier Center One from any third party, or accept the Unsolicited Offer to purchase Frontier Center One from the third party that made the Unsolicited Offer, at a price equal to or greater than a price which is $* less than the price set forth in the Notice of Intent to Sell or at a price equal to or greater than a price which is $* less than the price set forth in the Unsolicited Offer, as the case may be, provided any offer requires a closing within * days after its acceptance by the LLC and otherwise contains terms and conditions not materially more favorable to such third party than the terms and conditions contained in the Notice to Sell or, in the case of an Unsolicited Offer, the final terms and conditions of the sale are not materially more favorable than as set forth in the Unsolicited Offer. For purposes of this Section 9.6, a "third party" shall not include the Manager, any Member or any of their respective Affiliates, and acceptance of an offer or an Unsolicited Offer shall be conclusively evidenced by a contract of purchase and sale with respect to Frontier Center One signed by the LLC and the third party (or any Affiliate of the third party). A sale of Frontier Center One pursuant to this Section 9.6(c) may be consummated free of the right of Frontier to acquire Frontier Center One pursuant to this Right of First Offer so long as Closing occurs within
     * days after acceptance of the offer or Unsolicited Offer, as the case may be.


(d) If the LLC has complied, and the offer, or the Unsolicited Offer, as the case may be, accepted by the LLC complies, with the provisions of this
     Section 9.6, within * days after the Manager's request therefor, Frontier shall execute and deliver a statement, in form and substance reasonably acceptable to the Manager, to the LLC and to the third party acknowledging such compliance. Upon the closing of the sale of Frontier Center One to such third party pursuant to such offer or Unsolicited Offer, as the case may be, Frontier shall execute and deliver to the LLC a statement acknowledging the termination of this Right of First Offer. If the sale pursuant to such offer, or the Unsolicited Offer, as the case may be, does not close within * days after acceptance by the LLC, the LLC shall not sell Frontier Center One to such third party, without once again offering Frontier the opportunity to purchase Frontier Center One pursuant to the provisions of this Section 9.6. If the LLC does not accept any offer within
     * days after the giving of the Notice of Intent to Sell, the LLC shall not sell Frontier Center One without giving Frontier a new Notice of Intent to Sell (which the LLC may give prior to the expiration of such * - day period) and otherwise complying with the provisions of this Section 9.6.



(e) Frontier shall not Transfer the Right of First Offer to any person, other than to a Permitted Transferee.



                                   ARTICLE X
                            DISSOLUTION; LIQUIDATION

10.1 Dissolution; Liquidation.



(a) Members' Covenant. Each Member hereby agrees that it shall not take any action or omit to take any action with respect to its existence, business or affairs or its membership in the LLC that would result in the dissolution of the LLC under the Act.

(b) Dissolution. The LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events:


     (1)  the unanimous Consent of the Deciding Members;


     (2) the death, dissolution, withdrawal or expulsion from the LLC or Bankruptcy of any Deciding Member or the occurrence of any other event terminating the continued membership in the LLC of any Member; provided, however, that there shall be no dissolution pursuant to this
          Section 10.1(b)(2) if within * days after the occurrence of such event
          (i) there are at least two remaining Members and the remaining Members give their unanimous Consent to continue the LLC, or (ii) there is at least one remaining Member and another person is admitted as a Member, and the remaining Member and that person give their unanimous Consent to continue the LLC; or

     (3) the sale of Frontier Center One or all or substantially all of the LLC Assets, with or without its goodwill.

(c) Liquidation; Liquidator. Upon any dissolution of the LLC, the Manager shall act as liquidator thereof until another person (if any) is appointed as liquidator thereof on the unanimous Consent of the Members. The liquidator shall operate the LLC and deal with LLC Assets with all of the power and authority of the Manager and the Members, wind up the affairs of the LLC and, as promptly as practicable after dissolution and again after final liquidation of the LLC, cause a proper accounting to be made of LLC Assets, liabilities and operations as of the end of the month in which such dissolution or final liquidation (as the case may be) occurs. The liquidator may defer the sale of any LLC Assets for a reasonable time to achieve an orderly liquidation that minimizes losses to the Members, except to the extent necessary to satisfy LLC liabilities to creditors other than Members. Not later than the end of the Fiscal Year in which liquidation (as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(g)) of the LLC occurs, the Manager shall, subject to applicable law, make final Distributions pursuant to Section 10.2. All reasonable expenses incurred by the liquidator in performing its duties hereunder or under applicable law shall be expenses of the LLC.


10.2 Final Payments and Distributions.

(a) Application Priorities. Upon final liquidation of the LLC, the liquidator of the LLC shall apply the liquidation proceeds in the following order and priority:


     (1)  first, to the payment of liquidation expenses;


     (2) second, to creditors of the LLC, excluding Members (but not excluding the Manager in its capacity as such, even if a Member), but in each case only to the extent of any recourse liabilities of the LLC then due and payable;

     (3) third, to the establishment of such reserves as the liquidator may deem necessary for contingent liabilities of the LLC;


     (4)  fourth, to the Manager,  any unpaid amount of the Property  Management
          Fee;


     (5) fifth, to creditors of the LLC that are Members or Affiliates of Members (including unpaid amounts of the Development Fee);


     (6) sixth, to the Owner Member the amount of the Unpaid Owner Member Preferred Return and to the Developer Member the amount of the Unpaid Developer Member Preferred Return pari passu;

     (7) seventh, to the Owner Member an amount equal to the Unreturned Owner Member Preferred Equity and to the Developer Member an amount equal to the Unreturned Developer Member Preferred Equity, pari passu; and

     (8) last, to the Members in accordance with their respective Sharing Ratios as of the date of the distribution.


(b) Distributions in Kind. Unless agreed by unanimous Consent of the Members, the liquidator of the LLC shall not distribute any LLC Assets in kind to the Members.


10.3 Filings. Upon each of the dissolution and liquidation of the LLC, the Manager shall file in the Filing Office such statements as are required to be filed under the Act upon the dissolution and liquidation of the LLC, respectively, and shall promptly notify the Members of such dissolution and liquidation, respectively, and the filing of such statements.



                                   ARTICLE XI
                               DEFAULT; REMEDIES

11.1 Events of Default. The occurrence of the following with respect to the Manager or a Member (sometime, the "Defaulting Party" or, if a Member, the "Defaulting Member") shall constitute an event of default hereunder ("Event of Default"):

(a) The failure of the Manager or any Member to perform any obligation required of it hereunder or any other breach of this Agreement which failure or breach continues for more than * days following notice from the Manager, if it is not the Defaulting Party, or from a Member that is not a Defaulting Party (a "Non-Defaulting Member") of such failure or breach; or

(b) As to the Manager or any Member: (i) Bankruptcy; (ii) the insolvency of such person or the execution by such person of a general assignment for the benefit of creditors; (iii) the convening by such person of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure generally of such person to pay its debts as they become due; (iv) the levy, attachment, execution or other seizure of all or substantially all of the assets of such person or such person's LLC Interest where such seizure is not discharged within * days thereafter; or (v) the admission by such person in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due; or


(c) As to any Member, the occurrence of a Transfer with respect to such Member or any member of such Member other than a Permitted Transfer.

11.2 Remedies. Upon the occurrence of an Event of Default, the LLC, the Manager and the Member shall have the following remedies:


(a) Remedies Generally. Upon the occurrence of any Event of Default, the Manager (unless the Manager is the Defaulting Party) and any Non-Defaulting Member may pursue any remedy permitted by this Agreement or allowed under law or in equity, including specific performance and prohibitory and mandatory equitable relief.

(b) Indemnification. Any Defaulting Party shall indemnify and hold the Manager (unless the Manager is the Defaulting Party) and any Non-Defaulting Member harmless from any actions, causes of action, loss, cost, claim or expense, including attorney's fees, arising out of the Event of Default.

(c) Arbitration. Every controversy, claim or dispute under this Agreement or between or among any of the Manager and the Members relating to the LLC ("Arbitrable Dispute") shall be resolved by or referred to arbitration (an "Arbitration Proceeding"), before a single neutral arbitrator in accordance with the AAA Rules and the terms and conditions of this Section 11.2(c). Whenever the terms of this Section 11.2(c) and the AAA Rules conflict, the terms and conditions of this Section 11.2(c) shall control.

     (1) Location. All Arbitration Proceedings shall be held and conducted in Denver. The location for an Arbitration Proceeding within Denver shall be as mutually agreed by the Arbitration Parties, but failing such agreement within * days after a written request by any Arbitration Party, the Arbitration Proceeding shall be conducted in the regional office of the AAA in Denver.

     (2) Rules and Selection of Arbitrator. Each Arbitration Proceeding shall be limited to the specific Arbitrable Dispute(s) in question. The arbitrator appointed must be (i) a former or retired judge of a Colorado District Court or any higher court in the State of Colorado, or (ii) an attorney with at least fifteen (15) years experience with commercial real estate development and/or construction joint ventures who has not acted in any capacity for the Owner Member or the Developer Member or any of their respective Affiliates during the five
          (5) year period prior to appointment. If agreement is not reached by the Arbitration Parties on the selection of the arbitrator within thirty (30) days after commencement of an Arbitration Proceeding as evidenced by (i) submission by the initiating Arbitration Party of a matter to the AAA in accordance with the AAA Rules and (ii) notice to the other Arbitration Parties of the initiating Arbitration Party's intention to arbitrate, then such arbitrator shall be appointed by the chief judge of the Denver District Court. In no event shall a demand for arbitration be made with respect to an Arbitrable Dispute after the date when institution of legal or equitable proceedings based on such Arbitrable Dispute would be barred by any applicable statute of limitations.

     (3) Powers of Arbitrator. Subject to Section 11.2(d), the arbitrator shall have the power to grant all legal and equitable relief (both by way of interim relief and as a part of its final award) as may be granted by any court of the State of Colorado to carry out the terms and conditions of this Agreement specifically including prohibitory and mandatory declaratory relief and damages. All awards and orders of the arbitrator (including, interim relief) shall be final and binding, subject to confirmation, correction or vacation pursuant to the Uniform Arbitration Act of 1975 as then in effect in the State of Colorado (the "Arbitration Act").

     (4) Discovery and Rules of Evidence. All Arbitration Proceedings shall be conducted as expeditiously as reasonably possible in keeping with fairness and with a minimum of legal formalities. The rules of evidence shall not apply to any Arbitration Proceeding, except the rules relating to attorney/client privilege and work product protection, which shall be applicable in all Arbitration Proceedings, and only limited discovery shall be allowed in an Arbitration Proceeding. Unless otherwise ordered by the arbitrator on a showing of substantial need, each Arbitration Party shall be limited to one (1) document production request and three (3) depositions. In addition, the Arbitration Parties shall exchange the names, qualifications and a narrative report stating the opinion and basis therefor of any expert who may be called, * days prior to the start of the Arbitration Proceeding.

     (5) Timing. Unless modified by the arbitrator upon a showing of good cause, all Arbitration Proceedings shall proceed upon the following schedule: (i) within * days after the service of the notice of the request to arbitrate upon Arbitration Parties, the Arbitration Parties shall select the arbitrator; (ii) within * days after selection of the arbitrator, the Arbitration Parties shall conduct a pre-arbitration conference at which a schedule of pre-arbitration discovery shall be set, all pre-arbitration motions scheduled and any other necessary pre-arbitration matters decided; (iii) all discovery allowed by the arbitrator shall be completed within * days following the pre-arbitration conference; (iv) all pre-arbitration motions shall be filed and briefed so that they may be heard no later than * days following the discovery cut-off date; (v) the arbitration hearing shall be scheduled to commence no later than * days after the decision on all pre-arbitration motions, but in any event no later than * days following the service of the notice of arbitration upon the Arbitration Parties; and (vi) the arbitrator shall render his or her written decision (including any and all findings of fact and conclusions of law) within * days following the submission of the matter to the arbitrator for decision. The foregoing schedule reflects the maximum time allowed, and nothing herein shall prevent the arbitrator from ordering any action to be taken sooner if he or she concludes that the same is warranted by the circumstances.

     (6) Transcript. All proceedings involving the Arbitration Parties in an Arbitration Proceeding shall be reported by a certified shorthand court reporter and written transcripts of such proceedings shall be prepared and made available to all of the Arbitration Parties.

     (7) Costs. The prevailing Arbitration Party shall be awarded reasonable attorneys' fees, expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, unless the arbitrator, for good cause, determines otherwise. A post-arbitration proceeding to determine costs, if needed, shall be held within * days after notice of the award. Costs and fees of the arbitrator (including the cost of the record of transcripts of the arbitration) shall be borne by the non-prevailing Arbitration Party, unless the arbitrator for good cause determines otherwise. Costs and fees payable in advance shall be advanced equally by the Arbitration Parties, subject to ultimate payment by the non-prevailing Arbitration Party in accordance with the preceding sentence.

     (8) Reconsideration. Within * days after receipt of the written decision of the arbitrator, any Arbitration Party shall have the right to file with the arbitrator a motion to reconsider, and the arbitrator shall then reconsider the issues raised by the motion, may allow the other Arbitration Parties an opportunity to respond thereto, and shall either confirm or change its decision within * days after such filing. Such revised or confirmed decision shall then be final and conclusive upon the Arbitration Parties. The costs (other than the attorneys' fees of the respective parties) of a motion for reconsideration and related proceedings shall be borne by the moving Arbitration Party.


     (9) Specific Enforcement. The terms and conditions of this Section 11.2(c) shall be specifically enforceable under applicable law in any court of competent jurisdiction. The award rendered by the arbitrator shall be final, subject to confirmation, correction or vacation pursuant to the Arbitration Act, and judgment may be entered in accordance with applicable law in any court having jurisdiction thereof.

     (10) Interest on Award. Any monetary award of the arbitrator may include interest at the rate of * per annum, which interest shall accrue from the date of the written decision of the arbitrator to the date the award is paid.

     (11) Extraordinary Remedies. No provision of this Section 11.2(c) shall limit the right of the Manager or any Member to exercise self-help remedies or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any Arbitration Proceeding. The exercise of any such remedy shall not waive the right of the Manager or such Member to resort to arbitration in accordance with this Section 11.2(c).

(d) Limitation on Damages. Notwithstanding anything in this Agreement to the contrary, none of the Owner Member, the Developer Member or Frontier shall be entitled to seek, claim or collect damages in excess of the actual and direct damages actually incurred or sustained as a result of a breach of a representation or warranty contained herein or as a result of any Event of Default or otherwise under this Agreement or in connection with the LLC, whether in an Arbitration Proceeding or otherwise. Accordingly, the Owner Member, the Developer Member and Frontier each hereby expressly waives any right to seek, claim or collect any punitive, indirect, special, speculative or consequential damages in connection with, or related to, a breach of a representation or warranty under this Agreement or any Event of Default or otherwise arising under this Agreement or in connection with the LLC. Nothing in this Section 11.2(d) shall be construed to affect the rights and obligations of any person under the Frontier Lease.




                                  ARTICLE XII
                                 MISCELLANEOUS

12.1 Press Releases and Confidentiality. None of the Manager or any Member shall, or permit any of their respective Affiliates to, make any statement or release to the media any information regarding this Agreement or the terms and conditions hereof unless the content and timing of said statement or release shall have been approved by unanimous Consent of the Deciding Members. The Manager and each Member shall, and shall cause each of their respective Affiliates to, at all times, keep the terms and conditions of this Agreement confidential, except as provided in the first sentence of this Section 12.l and except to the extent reasonably necessary (i) to comply with applicable law and regulations; (ii) to enforce and carry out its obligations set forth in this Agreement; (iii) in any Proceeding pertaining to the Project, the LLC or any rights of the parties under this Agreement; or (iv) to obtain legal and financial advice from its attorneys, accountants and financial advisors. Any disclosure which is permitted by this Section 12.l shall indicate that the information is confidential and should be so treated by the third party.



12.2 Notices. All notices, Consents or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed to be properly given and received on the earlier of (i) when actually delivered and received, personally, by mail, by messenger service, by fax or telecopy delivery or otherwise; and (ii) on the next Business Day after deposit for delivery by an overnight courier service such as Federal Express. All such notices or other instruments or communications shall be furnished with delivery or postage charges prepaid and addressed to the party as follows or to such other address as such party may designate by notice to the other party given in accordance with this Section:


                  If to the Developer Member or the Manager:
                  Shea Frontier Center LLC
                  c/o Shea Properties
                  300 West Plaza Drive, Suite 300
                  Highlands Ranch, Colorado 80126
                  Attention: Chester T. Latcham

                  with a copy to:

                  Legal Department
                  Shea Homes
                  300 West Plaza Drive, Suite 100
                  Highlands Ranch, Colorado 80126

                  If to the Owner Member:

                  c/o L. C. Fulenwider, Inc.
                  1125 17th Street, Suite 2500
                  Denver, Colorado 80202
                  Attention:  L. C. Fulenwider, III

                  with a copy to:

                  Slivka Robinson Waters & O'Dorisio, P.C.
                  1099 18th Street, Suite 2600
                  Denver, Colorado  80202-1926
                  Attention:  John W. O'Dorisio, Jr.

                  If to Frontier:

                  Frontier Airlines, Inc.
                  12015 E. 46th Ave., #200
                  Denver, CO  80239-3116
                  Attention:  General Counsel

12.3 Waivers. Any party may waive any of the terms and conditions hereof made for its benefit, and such waiver shall be effective when in writing and executed and delivered thereby to the other parties. No waiver of any right or obligation in any one instance shall preclude the exercise of such right or the enforcement of such obligation in all other instances, nor shall the single or partial exercise of any right or enforcement of any obligation preclude any other or further exercise of such right or the enforcement of such obligation.

12.4 Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. No person other than a party hereto and its permitted successors and assigns may assert any right in connection with this Agreement.

12.5 Waiver of Action for Partition. Each Member hereby irrevocably waives any right that it may have to maintain any action for partition with respect to the Land, the Project or any other LLC Asset.

12.6 Integration; Incorporation; Severability; Modifications. This Agreement contains the entire agreement between the parties as of the date hereof and supersedes all prior representations, warranties, agreements and understandings except to the extent expressly preserved or incorporated herein. All of the exhibits, schedules and appendices attached hereto are incorporated herein. If any provision hereof or the application thereof is held to be unenforceable in any jurisdiction, the other provisions hereof shall be enforceable to the full extent of the law of such jurisdiction. Any unenforceability of any provision hereof in any jurisdiction shall not affect the enforceability thereof in any other jurisdiction. No provision hereof may be amended, modified, supplemented or waived except in accordance with a written instrument explicitly stating that purpose and executed by the party against which such amendment, modification, supplement or waiver is being asserted.


12.7 Negotiated Provisions. This Agreement shall not be construed more strictly against any party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that the Manager and the Members all have contributed substantially and materially to the preparation of this Agreement.

12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.


12.9 Jurisdiction. Each party (i) agrees that any Proceeding with respect to this Agreement or any transaction contemplated by this Agreement may be brought only in the Denver, Colorado District Court or of the United States of America for the District of Colorado, sitting in Denver, (ii) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (iii) irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those courts; provided, however, that any party may assert in an Proceeding in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Proceeding in the courts referred to in clause (i) above.


12.10 Waiver of Jury Trial. Each party waives any right to a trial by jury in any Proceeding to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Proceeding (not including Arbitration Proceedings with respect to which Section 11.2(c) shall apply) shall be tried before a court and not before a jury.

12.11 Costs of Legal Proceedings. In the event that any party hereunder institutes legal proceedings (not including Arbitration Proceedings with respect to which Section 11.2(c) shall apply) with respect to this Agreement or the LLC, the prevailing party shall be entitled to recover, in addition to any other relief to which it is entitled, its costs and expenses incurred in connection with such legal proceedings, including reasonable attorney's fees.

12.12 Further Assurances. The Manager and each Member covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may reasonably be required by any other party hereto in order to carry out and effectuate fully the transactions herein contemplated in accordance with this Agreement.

12.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall be effective as an original, but all of which together shall constitute one and the same instrument.

                            (Signature page follows.)

         IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

                                        DEVELOPER MEMBER:

                                        SHEA FRONTIER CENTER, LLC, a California
                                        limited liability company

                                        By:  J.F. Shea Co., Inc., a Nevada
                                        corporation, its manager


                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:


                                        OWNER MEMBER:

                                        7001 TOWER, LLC, a Colorado limited
                                        liability company

                                        By:  L.C. Fulenwider, Inc., a Colorado
                                        corporation, its manager


                                        By:
                                        Name:
                                        Title:


                                        FRONTIER:

                                        Frontier Airlines, INC., a Colorado
                                        corporation

                                        By:
                                        Name:
                                        Title:

The LLC hereby consents to and agrees to be bound by the foregoing Operating Agreement of Frontier Center One LLC.

                                        FRONTIER CENTER ONE LLC,
                                        a Colorado limited liability company

                                        By:  Shea Frontier Center, LLC, a
                                        California limited liability company,
                                        its manager

                                        By:  J.F. Shea Co., Inc., a Nevada
                                        corporation, its manager


                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:



         The Manager hereby consents to, agrees to be bound by, covenants to perform the duties of and makes the representations and warranties of, the Manager under the foregoing Operating Agreement of Frontier Center LLC.

                                        Shea Frontier Center, LLC, a California
                                        limited liability company

                                        By:  J.F. Shea Co., Inc., a Nevada
                                        corporation, its manager


                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:

                                    EXHIBIT A

                                       to

                               OPERATING AGREEMENT



Developer's Pre-Development Work Product - See attached page(s).

                                    EXHIBIT B

                                       to

                               OPERATING AGREEMENT



Legal Description of Land

Lot 3, Block 1, DENVER INTERNATIONAL BUSINESS CENTER FILING NO. 8, according to the recorded plat thereof, City and County of Denver, State of Colorado.

                                    EXHIBIT C

                                       to

                               OPERATING AGREEMENT




Owner's Pre-Development Work Product - See attached page(s).

                                    EXHIBIT D

                                       to

                               OPERATING AGREEMENT


Initial Project Development Plan - See attached page(s).